UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2011

Dear Shareholder:

       You are cordially invited to attend the annual meeting of shareholders of Principal Financial Group, Inc., to be held on Tuesday, May 17, 2011, at 9:00 a.m., Central Daylight Time, at 711 High Street, Des Moines, Iowa.

       We are taking advantage of Securities and Exchange Commission rules that allow companies to provide proxy materials to their shareholders on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.

       The notice of annual meeting and proxy statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, I will report on the progress of the Company during the past year and answer shareholder questions.

       The Company encourages you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign a proxy or voting instruction card and return it in the envelope provided (if these materials were received by mail) or vote by using the telephone or the Internet. Thank you for acting promptly.

Sincerely,

LARRY D. ZIMPLEMAN Chairman, President and Chief Executive Officer

PRINCIPAL FINANCIAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2011

        The annual meeting of shareholders of Principal Financial Group, Inc. (the "Company") will be held at 711 High Street, Des Moines, Iowa, on Tuesday, May 17, 2011, at 9:00 a.m., Central Daylight Time. Matters to be voted on are:

  1.
  Election of four Class I Directors;

  2.
  A proposal for the annual election of Directors;

  3.
  An advisory vote on executive compensation;

  4.
  An advisory vote on the timing of future advisory votes on executive compensation;

  5.
  Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2011; and

  6.
  Such other matters as may properly come before the meeting.

        These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the annual meeting.

        Only shareholders of record at the close of business on March 28, 2011, are entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote in one of the following ways:

  •
  By telephone: call the toll-free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials;

  •
  Through the Internet: visit the website noted below and in the notice of Internet availability of proxy materials shareholders received by mail, or on the proxy or voting instruction card, or in the instructions in the email message that notified you of the availability of the proxy materials; or

  •
  Complete, sign and promptly return a proxy or voting instruction card in the postage-paid envelope provided.

        Shareholders will need to register at the meeting and present photo identification to attend the meeting. If your shares are not registered in your name (for example, you hold the shares through an account with your stockbroker), you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Principal Financial Group, Inc. common stock on March 28, 2011. Please bring that documentation to the meeting to register.

By Order of the Board of Directors

JOYCE N. HOFFMAN Senior Vice President and Corporate Secretary
April 6, 2011

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2011. The 2010 Annual Report, 2011 Proxy Statement and other proxy materials are available at www.investorvote.com. Your vote is important! Please take a moment to vote by Internet, telephone or proxy card as explained in the How Do I Vote sections of this document.

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PROXY STATEMENT

PRINCIPAL FINANCIAL GROUP, INC.
711 HIGH STREET
DES MOINES, IOWA 50392-0100

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why didn't I receive a copy of the paper proxy materials?

        Securities and Exchange Commission ("SEC") rules allow companies to deliver a notice of Internet availability of proxy materials to shareholders and provide Internet access to those proxy materials. Shareholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

Why did I receive notice of and access to this proxy statement?

        The Board of Directors ("Board") of Principal Financial Group, Inc. ("Company") is soliciting proxies to be voted at the annual meeting of shareholders to be held on May 17, 2011, at 9:00 a.m., Central Daylight Time, at 711 High Street, Des Moines, Iowa, and at any adjournment or postponement of the meeting ("Annual Meeting"). When the Board asks for your proxy, it must send or provide you access to proxy materials that contain information required by law. These materials were first made available, sent or given to shareholders on April 6, 2011.

What is a proxy?

        It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated three of the Company's officers to act as proxies for the 2011 Annual Meeting: Joyce N. Hoffman, Senior Vice President and Corporate Secretary; Terrance J. Lillis, Senior Vice President and Chief Financial Officer; and Karen E. Shaff, Executive Vice President and General Counsel.

What will the shareholders vote on at the Annual Meeting?

  •
  Election of four Directors for three year terms;

  •
  A proposal for the annual election of Directors;

  •
  An advisory vote on executive compensation;

  •
  An advisory vote on the timing of future advisory votes on executive compensation; and

  •
  Ratification of the appointment of independent auditors.

Will there be any other items of business on the agenda?

        The Company does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

        Shareholders as of the close of business on March 28, 2011, ("Record Date") can vote at the Annual Meeting.

How many votes do I have?

        You will have one vote for every share of the common stock of Principal Financial Group, Inc. ("Common Stock") you owned on the Record Date.

What constitutes a quorum?

        One-third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 321,304,878 shares of Common Stock issued and outstanding. A quorum must be present, in person or by proxy, before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

 How many votes are required for the approval of each item?

  •
  Each nominee for Director will be elected if the votes cast for the nominee exceed those cast against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections.

  •
  The proposal for the annual election of Directors will be approved if at least three-fourths (3/4) of the outstanding shares of Common Stock that are entitled to vote on the proposal are cast for the proposal.

  •
  The advisory vote to approve the Company's executive compensation policies will be approved if the votes cast for the proposal exceed those cast against the proposal.

  •
  The advisory vote on frequency of future advisory votes on executive compensation asks shareholders to express their preference for one of three choices for future advisory votes on executive compensation — every year, every other year, or every three years. Abstentions have the same effect as not expressing a preference.

  •
  The appointment of the independent auditors will be ratified if the votes cast for the proposal exceed those cast against the proposal.

  •
  Abstentions and broker non-votes will be treated as being present at the meeting for the purpose of determining a quorum but will not be counted as votes.

What are Broker Non-votes?

        If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give directions, the broker may vote your shares on routine items of business, but not on non-routine items. Proxies that are returned by brokers because they did not receive directions on how to vote on non-routine items are called "broker non-votes."

How do I vote by proxy?

        Shareholders of record may vote by mail, by telephone or through the Internet. When using these methods, you may vote "for," "against" or "abstain" from voting for each of the Director nominees, the proposal for the annual election of Directors, the advisory vote on executive compensation and the proposal to ratify the appointment of the independent auditors. For the advisory vote on timing of future advisory votes on executive compensation, you will be asked to indicate your preference for votes every year, every other year or every three years, or you may abstain from voting.

        By Mail.    Sign and date each proxy or voting instruction card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

        By Telephone.    Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy or voting instruction card. Telephone voting will be available until 1:00 a.m., Central Daylight Time, on May 17, 2011.

        Through the Internet.    You may vote on line at www.investorvote.com. Follow the instructions provided in the notice of Internet availability of proxy materials or on the proxy or voting instruction card. Voting through the Internet has the same effect as voting by mail. If you vote through the Internet, do not return your proxy or voting instruction card. Internet voting will be available until 1:00 a.m., Central Daylight Time, on May 17, 2011.

How do I vote shares that are held by my broker?

        If you own shares held by a broker, you may direct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the Internet.

 How do I vote in person?

        If you are going to attend the Annual Meeting, you may vote your shares in person. However, we encourage you to vote in advance of the meeting by mail, telephone or through the Internet even if you plan to attend the meeting.

How do I vote my shares held in the Company's 401(k) plan?

        You can vote your shares held in the Company's 401(k) plan by telling the trustees of the plan how you want them to vote your shares. Follow the instructions on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. The trustees vote shares for which voting instructions are not received in their discretion.

How are shares held in the Demutualization separate account voted?

        The Company became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company (the "Demutualization") and the initial public offering of shares of the Company's Common Stock was completed. In connection with the Demutualization, the Company issued Common Stock to Principal Life Insurance Company ("Principal Life"), and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans give Principal Life voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received instructions.

Who counts the votes?

        Votes will be tabulated by Computershare Trust Company, N. A.

What happens if I do not vote on an issue when returning my proxy?

        You should specify your choice on each issue on the proxy or voting instruction card. If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends: "For" the election of all Director nominees, "For" the proposal on the annual election of Directors, "For" approval of the Company's executive compensation policies, "For" a vote on executive compensation to be held every three years, and "For" the ratification of Ernst & Young LLP as independent auditors.

What should I do if I want to attend the Annual Meeting?

        Please bring photo identification and, if your stock is held by a broker or bank, evidence of your ownership of Common Stock as of March 28, 2011. The notice of Internet availability of proxy materials you received in the mail, a letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership.

How do I contact the Board?

        The Company has a process for shareholders and all other interested parties to send communications to the Board through the Presiding Director. You may contact the Presiding Director of the Board through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

  Presiding Director, c/o Joyce N. Hoffman, Senior Vice President and Corporate Secretary
  Principal Financial Group, Inc.
  Des Moines, Iowa 50392-0300

        All emails and letters received will be categorized and processed by the Corporate Secretary and then forwarded to the Company's Presiding Director.

 How do I submit a shareholder proposal for the 2012 Annual Meeting?

        The Company's next annual meeting is scheduled for May 22, 2012. Proposals should be addressed to the Corporate Secretary. If a shareholder wishes to have a proposal considered for inclusion in next year's proxy statement, it must be received by December 8, 2011. In addition, the Company's By-Laws provide that any shareholder wishing to propose any other business at the annual meeting must give the Company written notice by February 17, 2012, and no earlier than January 18, 2012. That notice must provide certain other information as described in the Company's By-Laws, which are on the Company's website, www.principal.com.

What is "householding?"

        We have adopted a procedure known as "householding," in which we send shareholders of record at the same address only one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

        If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 866-781-1368, or write to it at P.O. Box 43078, Providence, RI 02940-3078.

Where can I receive more information about the Company?

        We file reports and other information with the SEC. This information is available on the Company's website at www.principal.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The Board committee charters, the Company's corporate governance guidelines, and the Corporate Code of Ethics are also available on the Company's website, www. principal.com.

        The Board urges you to exercise your right to vote by using the Internet or telephone or by returning the proxy or voting instruction card.

PROPOSAL ONE — ELECTION OF DIRECTORS

        The Board of Directors recommends that shareholders vote "For" all the nominees for election at the Annual Meeting.

        The Board is divided into three classes with each class having a three year term. All of the nominees are currently Directors of the Company.

Nominees for Class I Directors Whose Terms Expire in 2014

Betsy J. Bernard, age 55, joined Principal Life's Board in 1999 and has been a Director of the Company since 2001. She has been Chair of the Nominating and Governance Committee since 2001, the Alternate Presiding Director since 2007, a member of the Executive Committee since 2007 and a member of the Human Resources Committee since November 29, 2010. She has also served on the Strategic Issues Committee.

Ms. Bernard was President of AT&T from October 2002 until December 2003 where she led more than 50,000 employees with AT&T Business, then a nearly $27 billion organization serving four million business customers. She was Chief Executive Officer of AT&T Consumer 2001–2002, which served about 40 million consumers and contributed $11.5 billion to AT&T's normalized revenue in 2002. She was head of the consumer and small-business division as Executive Vice President — National Mass Markets at Qwest Communications from 2000–2001, and responsible for all retail markets at U S West as Executive Vice President — Retail from 1998–2000. In addition to leading and being responsible for financial management of these organizations, Ms. Bernard has executive-level experience in brand management, marketing to individuals and small businesses, sales, customer care, operations, product management, electronic commerce, executive compensation, strategic planning, technology and mergers and acquisitions.

She earned her bachelor's degree from St. Lawrence University, a master's degree in business administration from Fairleigh Dickinson University, and an MA from Stanford University in the Sloan Fellow Program.

Ms. Bernard is also a director of two other public companies: Telular Corporation and Zimmer Holdings, Inc. She was also a director of the following other public companies at times during the past five years: BearingPoint, United Technologies Corporation and URS Corporation.

Jocelyn Carter-Miller, age 53, joined Principal Life's Board in 1999 and has been a Director of the Company since 2001. She was Chair of the Strategic Issues Committee from 2002 through 2009 and has been a member of the Nominating and Governance Committee since 2006 and a member of the Finance Committee since January 2010. She has also served on the Audit Committee.

Ms. Carter-Miller has been President of TechEd Ventures since 2005, a community empowerment firm that educates and inspires children, families and communities through the development and management of charter schools and community-based programs. She was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004, with responsibility for the company's marketing for its 846 superstores, contract, catalog and e-commerce businesses in the United States and Canada and operations in 15 other countries. Before joining Office Depot, she was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across its $30 billion revenue base and diverse businesses. She also had general management responsibility while at Motorola for network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President, Marketing and Product Development at Mattel, Inc. In addition to her marketing leadership background, Ms. Carter-Miller has executive-level experience in brand management, advertising, sales, multinational companies, international operations, mergers and acquisitions, product development, project management, strategic planning, technology and leadership development and training. She is also a certified public accountant.

She earned her B.S. in Accounting at the University of Illinois and an MBA in Finance and Marketing at the University of Chicago.

Ms. Carter-Miller is also a director of two other public companies: Interpublic Group of Companies, Inc. and NetGear, Inc.

Gary E. Costley, age 67, has been a Director of the Company and Principal Life since 2002. He has been a member of the Audit Committee since February 2009 and a member of the Strategic Issues Committee since January 2010. He has also served on the Human Resources Committee.

Dr. Costley was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products, from November 1997 until June 2004. Following his retirement from International Multifoods which had just under $1 billion in sales in 2003, he was a co-founder and managing director of C & G Capital Management which provided capital and management to health, medical and nutritional products and services companies until May 2009. He was Dean of the Babcock Graduate School of Management at Wake Forest University in Winston-Salem, North Carolina from 1995–1997 and taught business ethics during his tenure as a professor of management. Dr. Costley also had 24 years with Kellogg Company from 1970–1994 where he most recently was President of Kellogg North America. In addition to leading and being responsible for financial management of International Multifoods and Kellogg North America, Dr. Costley has executive-level experience in brand management, marketing, sales, distribution, international operations, public affairs, corporate development, strategic planning, technology, quality management, executive compensation and mergers and acquisitions, and has taught business ethics.

He attended Oregon State University where he earned his bachelor's and master's degrees and a Ph.D.

Dr. Costley is also a director of three other public companies: Covance, Inc., where he serves as Lead Director, Prestige Brand Holdings, Inc., where he serves as Lead Director, and Tiffany & Co., where he serves as Chair of the Human Resources Committee. He was also a director of the following other public companies at times during the past five years: Accelrys, Inc. and Pharmacopeia Drug Discovery, Inc.

Dennis H. Ferro, age 65, has been a Director of the Company and Principal Life and a member of the Finance and Strategic Issues Committees since November 1, 2010.

Mr. Ferro served as President and Chief Executive Officer of Evergreen Investment Management Company, an asset management firm, from 2003 to 2008. Evergreen had assets under management of $175 billion on December 31, 2008, served more than four million individual and institutional investors through management of a broad range of investment products including institutional portfolios, mutual funds, variable annuities and other investments, and was led by 300 investment professionals. Mr. Ferro was the Chief Investment Officer of Evergreen from 1999 to 2003. From 1994–1999, he was Executive Vice President of Zurich Investment Management Ltd. and Head of International Equity Investments, and from 1991–1994 was Senior Managing Director of CIGNA International Investments. Prior to 1991, he held positions with Bankers Trust Company in Japan, as President and Managing Director, and in Florida and New York. In addition to leading and being responsible for financial management of Evergreen Investment Management Company, Mr. Ferro has executive-level experience in asset management, investment portfolio management, financial services, international operations, product development, marketing and distribution, strategic planning, executive compensation, risk management and mergers and acquisitions.

He earned a bachelor's degree from Villanova University and an MBA in finance from St. John's University. Mr. Ferro is a Chartered Financial Analyst ("CFA").

Mr. Ferro was a director of one other public company at times during the past five years: NYMAGIC, Inc. He is a member of the Investment Committee of the American Bankers Association.

A search firm identified Mr. Ferro as a Director candidate.

Class II Directors Continuing in Office Whose Terms Expire in 2012

Richard L. Keyser, age 68, has been a Director of the Company and Principal Life since 2002. He has been a member of the Nominating and Governance Committee since 2003 and a member of the Human Resources Committee since November 29, 2010. He has also served on the Audit Committee and the Finance Committee.

Mr. Keyser was Chairman Emeritus of W.W. Grainger, Inc., an international distributor of products used by businesses to maintain, repair and operate their facilities, from April 2009–April 2010. He had been Chairman of the Board of Grainger since September 1997 and served as Grainger's Chief Executive Officer from March 1995–May 2008. Previously he was President and Chief Executive Officer from March 1995–September 1997, as well as President and Chief Operating Officer from March 1994–March 1995. In addition to leading and being responsible for financial management of Grainger, which had sales of $6.4 billion in 2007, Mr. Keyser gained executive-level experience at Grainger in international operations, notably China and Mexico; operational excellence; customer service; integrated distribution networks; marketing to individuals, businesses and institutions; electronic commerce; executive compensation; strategic planning; and mergers and acquisitions.

He earned his bachelor's degree in nuclear science at the U.S. Naval Academy and a master's degree in business administration at Harvard University.

Mr. Keyser is a director of one other public company: Zebra Technologies Corporation. He was also a director of the following other public companies at times during the past five years: W. W. Grainger, Inc. and Rohm and Haas Company. Mr. Keyser was honored as the National Association of Corporate Directors 2010 Public Company Director of the Year.

Arjun K. Mathrani, age 66, has been a Director of the Company and Principal Life since 2003. He has been Chair of the Audit Committee since 2007, a member of the Finance Committee since January 2010, and a member of the Executive Committee since 2009. He has also served on the Strategic Issues Committee.

Mr. Mathrani teaches courses in finance, risk management and banking at New York University Stern School of Business, at St. John's University, New York, and at Cambridge University's Judge Business School. In 1998, Mr. Mathrani was the Chief Executive Officer of ING Barings in London. He retired from Chase Manhattan Bank as Senior Managing Director — Global Asset Management and Private Banking in 1997, where he served as Chief Financial Officer from 1994–1996 and Corporate Treasurer from 1991–1994. While at Chase for 28 years, he held senior positions in its credit risk management function and had extensive experience running Chase's businesses in Asia and Latin America. He is a member of the Global Association of Risk Professionals. Mr. Mathrani has executive-level experience in finance, capital markets, banking, risk management, analysis and management of portfolio investments, international operations, global asset management, mergers and acquisitions, and investor relations.

He received his bachelor's degree at the University of Bombay in India and his master's degree at Cambridge University in England.

Elizabeth E. Tallett, age 62, has been a Director of Principal Life since 1992 and a Director of the Company since 2001. She has been Presiding Director since 2007 and has also served as Alternate Presiding Director. She has been a member of the Human Resources Committee since 2007, a member of the Executive Committee since 2002 and a member of the Nominating and Governance Committee since November 29, 2010. Ms. Tallett was the Chair of the Audit Committee from 1997–2007 and has also been a member of the Strategic Issues Committee.

Ms. Tallett has been a Principal of Hunter Partners, LLC, a management company for early to mid-stage pharmaceutical, biotech and medical device companies, since July 2002. She has more than 30 years experience in the bio pharmaceutical and consumer industries. Her senior management experience includes President and Chief Executive Officer of Transcell Technologies, Inc., President of Centocor Pharmaceuticals, member of the Parke-Davis Executive Committee, and Director of Worldwide Strategic Planning for Warner-Lambert. In addition to her leadership and financial management in pharmaceutical and biotechnology firms, she has executive-level experience in multinational companies, international operations, economics, strategic planning, marketing, product development, technology, executive compensation and mergers and acquisitions.

She received a bachelor's degree with honors in mathematics and economics from the University of Nottingham in England.

Ms. Tallett is a director of three other public companies: Coventry Health Care, Inc., IntegraMed America, Inc. and Meredith Corporation. She was also a director of the following other public companies at times during the past five years: Varian, Inc., Varian Semiconductor Equipment Associates, Inc. and Immunicon, Inc.

Class III Directors Continuing in Office Whose Terms Expire in 2013

Michael T. Dan, age 60, has been a Director of the Company and Principal Life since 2006. He has been Chair of the Human Resources Committee since February 2010, and a member of the Committee since 2006. He was Chair of the Strategic Issues Committee in 2010.

Mr. Dan has been Chairman, President and Chief Executive Officer of The Brink's Company, a global provider of secure transportation and cash management services, since 1999. The Brink's Company has 50,000 employees worldwide and operations in over 50 countries, with $3.1 billion in revenues in 2010. Prior to joining Brinks, Mr. Dan served as president of Armored Vehicle Builder, Inc. In addition to leading and being responsible for financial management of Brinks, Mr. Dan has executive-level experience in international operations, risk management, strategic planning, brand management, executive compensation, customer service, marketing and mergers and acquisitions. He is the Chairman of the Business Roundtable's Partnership for Disaster Response. The Business Roundtable, an association of chief executive officers of leading U.S. companies, works through this partnership with companies, relief agencies, the federal government and others to strengthen how the business community responds to disasters.

He studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

C. Daniel Gelatt, age 63, has been a Director of Principal Life since 1988 and a Director of the Company since 2001. He has been a member of the Audit Committee since 2007 and Chair of the Strategic Issues Committee since November 29, 2010. He has also served as Presiding Director and Alternate Presiding Director, Chair of the Human Resources Committee and as a member of the Executive Committee.

Dr. Gelatt has been President of NMT Corporation since 1987. NMT is an industry leader in mobile mapping and workforce automation software and has been providing graphic imaging services to clients worldwide for more than 40 years. He was an Assistant Professor from 1975–1979 in the Physics Department at Harvard University, where he earned his Ph.D., and was a research manager at the IBM T.J. Watson Research Center before joining the Gelatt companies in 1982. In addition to leading and having financial responsibility for NMT and other Gelatt privately-owned companies, he has an extensive background in software and non-linear optimization and executive-level experience in product development, marketing and strategic planning.

He earned his bachelor's and master's degrees at the University of Wisconsin and his MA and Ph.D. at Harvard University.

Sandra L. Helton, age 61, has been a Director of the Company and of Principal Life since 2001. She has been Chair of the Finance Committee since January 1, 2010, and has been a member of the Audit Committee since 2001. Ms. Helton also served on the Company's Strategic Issues Committee from 2001 through 2009.

Ms. Helton was Executive Vice President and Chief Financial Officer — Telephone and Data Systems, Inc. ("TDS"), a diversified telecommunications organization that includes United States Cellular Corporation, from 1998 through 2006. As of December 31, 2006, TDS served 7 million customers/units in 36 states with annual revenues of $4.5 billion. In her role, Ms. Helton had responsibility for the Finance, Information Technology, Strategic Planning, Corporate Communications, and Corporate Secretary functions. Prior to joining TDS, Ms. Helton spent 26 years with Corning Incorporated, where she held engineering, strategy and finance positions, including Senior Vice President and Treasurer from 1991–1997. She also served as Vice President and Corporate Controller of Compaq Computer Corporation from 1997–1998. Ms. Helton has global executive-level experience in corporate strategy, finance, accounting and control, treasury, investments, information technology and other corporate administrative functions, as well as extensive corporate governance experience.

Ms. Helton graduated from the University of Kentucky in 1971 with a B.S. degree in mathematics, summa cum laude, and earned an S.M. degree from Massachusetts Institute of Technology's Sloan School in 1977 with double majors in Finance and Planning & Control.

Ms. Helton is currently director and Chair of the Audit and Finance Committee of one other public company, Covance, Inc., and is a director of Lexmark International, Inc. She was also a director of the following other public companies at times during the past five years: Telephone and Data Systems, Inc. and U.S. Cellular Corporation.

Larry D. Zimpleman, age 59, has been a Director of the Company and Principal Life since June 2006. He has been Chairman, President and Chief Executive Officer of the Company and Principal Life since May 2009, and was President and Chief Executive Officer of the Company and Principal Life from May 2008–May 2009. He was President and Chief Operating Officer of the Company and Principal Life from June 2006 to May 2008 and President, Retirement and Investor Services of the Company and Principal Life from December 2003 to June 2006. Mr. Zimpleman is a member of the boards of directors of the American Council of Life Insurers and the Financial Services Roundtable and the board of trustees of Drake University.

PROPOSAL TWO — ANNUAL ELECTION OF DIRECTORS

        The Board of Directors is recommending that shareholders vote "For" the proposal to implement the annual election of Directors, on a phased-in basis, as set forth below.

        The governing document that describes how the Company is organized under Delaware law is its Certificate of Incorporation. The Certificate of Incorporation requires that the Directors be divided into three classes of approximately equal size, and that the classes of Directors be elected to serve staggered three-year terms. This is commonly referred to as a "classified board" structure, with only a portion of the full board standing for election each year. The four Directors in Class I are standing for election at the Annual Meeting with terms expiring in 2014. The Directors in Class II will stand for election in 2012 with terms expiring in 2015, and the Directors in Class III will stand for election in 2013 with terms expiring in 2016.

        The Company adopted a classified board structure as part of our Demutualization and initial public offering in 2001. The Board of Directors recognized the advantages of a classified board structure in promoting continuity and stability in board membership. This continuity and stability allows the Company to pursue its strategy and the Board to focus on long term growth for the benefit of all shareholders. If only a portion of the Directors can be replaced in a single year's election, the Board's negotiating leverage is increased when dealing with a potential acquirer of the Company that may have a short term focus.

        The Nominating and Governance Committee and the Board regularly look at the Company's corporate governance practices for continued effectiveness in the current environment. The Committee and the Board undertook a careful review of the classified board structure, including the often cited disadvantage that it does not afford shareholders the opportunity to evaluate and hold directors accountable on an annual basis. The Nominating and Governance Committee and the Board recognized that there are both advantages and disadvantages to a classified board structure, that corporate governance trends indicate companies are moving away from classified boards and that the Principal Financial Group is committed to good corporate governance. Thus, the Board determined to recommend to the shareholders that this proposal on the annual election of Directors be approved and adopted.

        The Board of Directors recommends the amendments to the Company's Certificate of Incorporation set forth in Appendix A, to fully implement the annual election of Directors by 2016. If these amendments are approved at the Annual Meeting, the declassified Board structure would be phased-in as follows: The Class I Directors elected at this Annual Meeting, the Class II Directors elected at the 2012 Annual Meeting and the Class III Directors elected at the 2013 Annual Meeting will all be elected for their respective three-year terms. As these three-year terms expire, Directors will be elected for one-year terms. Thus, beginning in 2014 approximately one-third of the Directors will be elected for a one-year term, in 2015 approximately two-thirds of the Directors will be elected for a one-year term and in 2016 and thereafter all Directors will be elected for a one-year term. In addition, in accordance with Delaware law and once the annual election of Directors is fully implemented, Directors may be removed by the vote of shareholders with or without cause.

        Delaware law provides that the shareholders must approve this recommendation of the Board of Directors to amend the Certificate of Incorporation before the amendments and these changes can be effective. The Certificate of Incorporation requires that three-fourths of the outstanding shares entitled to vote on this proposal approve the proposal for it to be adopted. If approved by the shareholders, the amendments to the Certificate of Incorporation will be effective upon filing with the Delaware Secretary of State, the Board of Directors will make conforming changes to the Company's By-Laws and the annual election of Directors will be implemented on a phased-in basis as explained in this proposal.

        RESOLVED, that the Company's Certificate of Incorporation be amended as set forth in Appendix A.

The Board of Directors recommends that shareholders vote "For" this resolution.

CORPORATE GOVERNANCE

        The business of the Company is managed under the direction of the Board. The Board selects and oversees management and provides advice and counsel to the Chief Executive Officer ("CEO"). The Board reviews and discusses the strategic direction of the Company and monitors the Company's performance against goals the Board and management establish.

Board Leadership Structure

        The current Board leadership structure is a combined position of Chairman of the Board and Chief Executive Officer, Larry D. Zimpleman, and a Presiding Director, Elizabeth E. Tallett. Betsy J. Bernard is the Alternate Presiding Director. On May 19, 2009, the Board elected Mr. Zimpleman Chairman of the Board in addition to his position as CEO. The Presiding Director is selected by the other independent Directors, and the position does not automatically rotate. The Nominating and Governance Committee reviews the current assignments as Presiding Director and Alternate Presiding Director annually.

        The Board regularly reviews its leadership model and has a flexible approach on whether the positions of CEO and Chairman should be split or combined. The decision is based on the tenure and experience of the CEO along with the broader economic and operating environment of the Company.

        The Presiding Director and the Chairman jointly make the decisions on the Board's agenda for each regular quarterly meeting. The Presiding Director and Chairman share the duties of presiding at each Board meeting. The Chairman presides when the Board is meeting as a full Board. The Presiding Director presides in the absence of the Chairman and also presides during each executive session of independent Directors ("Executive Sessions"), which generally occur both at the start and end of each regular Board meeting. Executive Sessions were held in conjunction with each regularly scheduled Board meeting during 2010, and all Executive Sessions were led by the Presiding Director.

        The Presiding Director plans the content and time devoted to the Executive Sessions and gives input and feedback to the CEO based on Executive Session discussions. The Presiding Director is responsible to take action and call a special Board meeting if the Chairman and CEO is unable to act for any reason.

        In the experience of the Company, this more flexible and shared approach towards Board leadership is preferable to a more proscriptive approach that either requires a combined Chairman/CEO or a split of the positions of Chairman and CEO.

Role of the Board of Directors in Risk Oversight

        The Company's Board of Directors believes that risk oversight, like strategy, is a responsibility of the full Board. The Board weighs risk versus return in the context of the organization's key risks and risk philosophy when approving corporate strategy and major business decisions, setting executive compensation, and monitoring the Company's progress. The Board uses its committees in carrying out certain of its risk oversight responsibilities, as discussed below. These committees make reports to the full Board at each regular Board meeting. This regular reporting is part of the Board's leadership and governance structure and promotes coordination of the risk oversight function at the level of the full Board. Like all financial services companies, we are exposed to a wide variety of financial, accounting, operational and other business and industry risks and these are regularly reviewed with the Board and its committees. The Company's extensive risk management framework, which includes the Board and its committees, is discussed in more detail on pages 16 - 17 of the Company's annual report on Form 10-K.

        The Company has had a Chief Risk Officer since 2005. The Chief Risk Officer works with other members of management including the Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Information Officer, General Counsel, Controller, Chief Compliance Officer, internal auditor and business unit Presidents in identifying, assessing and managing financial, operational, and other business and industry risks through an entity-wide Enterprise Risk Management ("ERM") program. These officers make periodic reports to and have discussions with the Board and its committees on various aspects of the ERM program, specific risk topics, and how strategy and operational initiatives integrate with the Company's risk objectives. These reports allow the Board to get an increased understanding of the material risks the organization faces and whether management is responding appropriately to potential risks, how certain risks relate to other risks, and the level of risk in proposed actions presented for Board approval.

        Because we are a financial services company with insurance and risk-related businesses supported by investment portfolios of diverse assets, capital adequacy is an important focus of ERM. At each regular Board meeting, management reports on sources and uses of capital, satisfaction of regulatory and rating agency capital requirements, capital management and liquidity. The Chief Investment Officer reports quarterly to the Board on management efforts to position the Company's investment policy to appropriately reflect risk and reward and on risk in the investment portfolio, including credit risk.

        The Chief Risk Officer submits a quarterly, in-depth report to the Board on a current risk management topic of interest and annually makes a presentation to the Board on the Company's ERM program. The annual presentation and discussion with the Board includes topics such as risk management philosophy; risk identification; appetite for risk; assessment and mitigation throughout the year; an inventory of the Company's risks related to each of the categories of credit, market, product/pricing and business/operation and where within the Company these risks are managed; risk modeling and capital adequacy analysis using various metrics; relative impact on the organization of various financial risks; and external perspectives on the organization's risk management.

        The Audit Committee of the Board discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Chief Risk Officer attends Audit Committee meetings and regularly meets along with selected other members of management in executive session with the Audit Committee members.

        The Human Resources Committee believes the Company's executive compensation program should be aligned with our strategic plan and compensate executives for an appropriate balance of reward and risk. The Committee reviews all incentive compensation arrangements to confirm that they do not encourage inappropriate risk-taking and adopts policies to limit or mitigate risk. The Committee meets regularly with the Chief Risk Officer and the Committee's independent compensation consultant to evaluate the design and risk implications of the Company's executive compensation program.

        In selecting candidates for the Board, the Nominating and Governance Committee takes into account whether the Board as a whole possesses the expertise needed to monitor the risks facing the Company.

        In addition to its primary purpose of assisting the Board with respect to the organization's financial, investment and capital management policies, the Board's Finance Committee assists the Board in its oversight of particular risks. The Committee also reviews and provides guidance to the Board on the organization's capital adequacy based on the organization's risk exposures.

Majority Voting

        Directors are elected by the majority of votes cast in uncontested Director elections. If an incumbent Director is not elected, and no successor is elected, the Board of Directors will decide whether to accept the resignation that was tendered by the nominee. The Board's decision and reasons for its decision will be publicly disclosed within 90 days of certification of the election results.

Director Independence

        The Board determines at least annually whether each Director is independent, and uses the independence standards it has adopted to assist in its determinations. These independence standards include the New York Stock Exchange requirements for independence and may be viewed in their entirety on the Company's website, www.principal.com. In its review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable and familial relationships and other direct and indirect relationships (as a partner, shareholder or officer of an organization) a Director may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2011, based on:

  •
  A review of relationships and transactions between Directors, their immediate family members or other organizations and the Company, its subsidiaries or executive officers;

  •
  Questionnaires completed by each current Director regarding any relationships or transactions that could affect the Director's independence;

  •
  The Company's review of its purchasing, investment and customer records; and

  •
  Recommendations of the Nominating and Governance Committee.

        The Board affirmatively determined that the following Directors are independent: Ms. Bernard, Ms. Carter-Miller, Dr. Costley, Mr. Dan, Mr. Ferro, Dr. Gelatt, Ms. Helton, Mr. Kerr (who served on the Board until February 24, 2010), Mr. Keyser, Mr. Mathrani and Ms. Tallett. The Board also affirmatively determined that all current members (and Directors who were members in 2010) of the Audit, Human Resources and Nominating and Governance Committees are independent.

        In applying the Board's independence standards referred to above, the Nominating and Governance Committee and the Board considered the following relationships and transactions which it considers to be categorically immaterial to the determination of a particular Director's independence. The Board considers these to be categorically immaterial due to the nature of the transaction and the amount involved (in each of the transactions described below, the annual payments made or received by the Company did not exceed the greater of $1 million or 2 percent of the recipient's gross revenues):

  •
  Ms. Bernard, Ms. Carter-Miller, Dr. Gelatt, Ms. Helton, Mr. Kerr, Mr. Keyser and Ms. Tallett are customers of the Company's subsidiaries. Directors who were in office before the Demutualization were required to personally own an insurance policy or annuity contract issued by Principal Life. All insurance policies, annuity contracts, agreements for trust services and bank accounts held by Directors are on the same terms and conditions offered to the public generally.

  •
  Brink's Company (of which Mr. Dan is CEO) has provided armored car transportation services to one of Principal Life's satellite offices in arms-length, ordinary course business transactions that have not exceeded $10,000 in each of the last three years. The Gelatt family companies (of which Dr. Gelatt is the CEO) own insurance products issued by Principal Life.

  •
  Mr. Keyser, Mr. Kerr and Ms. Tallett were directors of for-profit entities with which the Company's subsidiaries have conducted arms-length, ordinary course business transactions.

        The Nominating and Governance Committee and the Board also considered one relationship not specifically addressed as categorically immaterial under the independence standards referred to above:

  •
  Dr. Costley's son-in-law is a partner in a law firm that has 140 attorneys (93 of whom are partners) in four offices in different cities. A lawyer in a different office than Dr. Costley's son-in-law represents the Company in litigation involving three local insurance claim and pension plan legal matters, and in 2010 we paid $28,316 for this representation. The law firm was retained in the normal course of the Company's operations, without knowledge that Dr. Costley's son-in-law was a member of the firm, and Dr. Costley's son-in-law has no personal connection to this legal matter. The Company is regularly involved in litigation both as a plaintiff and as a defendant and retains many law firms throughout the world. The Nominating and Governance Committee and the Board concluded that this relationship is immaterial as to the Company, the law firm and Dr. Costley, and it does not impair Dr. Costley's independence.

Certain Relationships and Related Transactions

        Nippon Life Insurance Company ("Nippon Life"), which held approximately 5.65% of the Company's Common Stock at the end of 2010, is the parent company of Nippon Life Insurance Company of America ("NLICA"). Nippon Life, NLICA and Principal Life have had an ongoing business relationship for more than 20 years. Principal Life assisted Nippon Life in the start up activities of NLICA, which began business in 1991. Currently, Nippon Life and NLICA are customers of Principal Life and purchase retirement and financial services offered by Principal Life and it subsidiaries. NLICA paid Principal Life approximately $9.8 million for third party administration services related to its group welfare benefit plans and approximately $6,700 for wellness services during 2010. Nippon Life and NLICA also paid Principal Global Investors, LLC and its subsidiaries approximately $926,000 for investment services in 2010, and paid Principal Life approximately $185,000 for service related to its retirement plans in 2010. The Company owns approximately three percent of the common stock of NLICA.

        The Company has a policy for approval or ratification of transactions with Related Parties. The Nominating and Governance Committee or Chair of the Committee must approve all such transactions not deemed "pre-approved" under the Company's Related Party Transaction Policy. At each quarterly meeting, the Nominating and Governance Committee reviews a report of any non-material transactions with Directors or the firms of which they are an executive officer or director, and any other Related Party transactions, including those involving executive officers and more than five percent shareholders. If appropriate, the Committee ratifies these transactions. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company's Related Party Transaction Policy may be found at www.principal.com.

Board Meetings

        The Board held eight meetings in 2010, and each of the Directors then in office attended more than 75 percent in the aggregate of the meetings of the Board and the committees of which the Director was a member. The annual meeting of shareholders is scheduled on the same day as the regular meeting of the Board in the second quarter to enable the Directors to attend. All of the Directors attended the 2010 Annual Meeting.

Corporate Code of Ethics

        Each Director and officer of the Company has certified compliance with the Corporate Code of Ethics.

Board Committees

        Only independent Directors may serve on the Audit, Human Resources and Nominating and Governance Committees. Committee members and committee chairs are recommended to the Board by the Nominating and Governance Committee. The Committees review their charters and evaluate their performance annually. Charters of the Audit, Finance, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

Committee Membership

Director	Audit	Human Resources	Nominating and Governance	Executive	Strategic Issues(1)	Finance
Betsy J. Bernard		Member effective 11/29/2010	Chair	Member	Member from 1/1/2010 until 11/29/2010
Jocelyn Carter-Miller			Member			Member
Gary E. Costley	Member				Member
Michael T. Dan		Member, Chair effective 2/24/2010			Chair 1/1/2010 - 11/29/2010
Dennis H. Ferro					Member effective 11/29/2010	Member effective 11/29/2010
C. Daniel Gelatt	Member				Chair effective 11/29/2010
Sandra L. Helton	Member					Chair
William T. Kerr		Chair until 2/24/2010		Member until 2/24/2010
Richard L. Keyser		Member effective 11/29/2010	Member			Member until 11/29/2010
Arjun K. Mathrani	Chair			Member		Member
Elizabeth E. Tallett		Member	Member effective 11/29/2010	Member
Larry D. Zimpleman				Chair
Number of meetings in 2010	11	5	6	1	3	5

(1)
The Strategic Issues Committee has the primary responsibility for planning the Board of Directors' annual strategic retreat.

Audit Committee

        The Audit Committee is responsible for:

  •
  appointment, termination, compensation and oversight of the Company's independent auditor;

  •
  reviewing and reporting to the Board on the audit and non-audit activities of the independent auditor;

  •
  approving all audit engagement fees and pre-approval of any compensation of the independent auditor for non-audit engagements, consistent with the Company's Policy on Auditor Independence;

  •
  reviewing audit plans and results;

  •
  reviewing and reporting to the Board on accounting policies and legal and regulatory compliance; and

  •
  reviewing the Company's policies with respect to risk assessment and risk management.

  The Committee meets at least quarterly with:

  •
  financial management,

  •
  the internal auditor,

  •
  the independent auditor,

  •
  the Chief Financial Officer,

  •
  The Chief Risk Officer and

  •
  the General Counsel.

        The Board has determined that all members of the Audit Committee are financially literate, and that Ms. Helton and Mr. Mathrani are "financial experts" as defined by the Sarbanes-Oxley Act.

Audit Committee Report

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee has discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards ("SAS") 114, The Auditor's Communication with those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (United States) ("PCAOB") in Rule 3200T. SAS 114 requires the independent auditor to communicate (i) the auditor's responsibility under standards of the PCAOB; (ii) an overview of the planned scope and timing of the audit; and (iii) significant findings from the audit, including the qualitative aspects of the entity's significant accounting practices; significant difficulties, if any, encountered in performing the audit; uncorrected misstatements identified during the audit, other than those the auditor believes are trivial, if any; any disagreements with management; and any other issues arising from the audit that are significant or relevant to those charged with governance.

        The Committee has received from Ernst & Young LLP the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2011.

        As specified in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Arjun K. Mathrani, Chair Gary E. Costley C. Daniel Gelatt Sandra L. Helton

Nominating and Governance Committee

        The Nominating and Governance Committee recommends to the Board:

  •
  Director candidates, Board committee assignments and service as Presiding Director and Alternate Presiding Director.

        The Committee also reviews and reports to the Board on:

  •
  Director independence;

  •
  performance of individual Directors;

  •
  process for the annual self-evaluations of the Board and its committees;

  •
  content of the Company's Corporate Code of Ethics;

  •
  Director compensation; and

  •
  the Company's Corporate Governance Guidelines.

Director Qualifications, Process for Identifying and Evaluating Director Candidates and Diversity of the Board

        The Committee regularly assesses the appropriate mix of skills and characteristics for Board members in light of the current make-up of the Board and the needs of the Company. Periodically, the Committee uses an outside consultant to assist in the strategic process of evaluating the expertise, backgrounds and competencies of the Directors as they relate to the current strategic direction, initiatives and risk factors of the Company. The results of these current needs assessments provide direction in searches for specific Board candidates, which are normally undertaken by the Committee using director search firms.

        Individual performance reviews are held for Directors who are eligible for re-nomination in connection with the next Annual Meeting.(1) The process involves reviewing the Director's current contributions to the Board and his or her present occupation and other commitments. For several years, the Committee has engaged an outside consulting firm to perform individual Director evaluations by interviewing the other members of the Board and then assessing the Director's current contributions in light of the needs of the Board.

(1)
Dennis H. Ferro joined the Board on November 1, 2010 and is standing for election at the Annual Meeting. As a new Director, Mr. Ferro was not included in this process.

        In evaluating both new Board candidates and Directors who are eligible for renomination, the Committee assesses personal and professional ethics, integrity and values, and expertise that is useful to the Company and complementary to the background and experience of other Directors. It is important that the Board includes Directors who are CEOs or retired CEOs and Directors who have financial management or accounting experience. The following competencies are also sought: strategic orientation, results-orientation and comprehensive decision-making. The Board has a mandatory retirement policy that provides that a Director's term shall not extend beyond the annual meeting following the Director's 72nd birthday.

        The Committee addresses the qualifications of current Directors and how they relate to the effectiveness of the Board and its committees through the processes described above. Many important attributes apply to all members of the Board, including: backgrounds and experiences which support the Company's core value of integrity; background, training or experience which is useful to the Company considering its current strategy, initiatives and risk factors; and demonstrated willingness to prepare for, attend and participate effectively with the other Directors and management in Board and Committee meetings. Importantly, several Directors have led businesses or major business divisions as CEO or President (Ms. Bernard, Dr. Costley, Mr. Dan, Mr. Ferro, Dr. Gelatt, Mr. Keyser and Ms. Tallett). In addition, the following chart shows areas central to the Company's strategy, initiatives and operations for which Directors have specific training and executive level experience that assists the Board and its committees in carrying out their responsibilities.

	Accounting and Finance	Asset Mgmt/Inv Mgmt/ Banking	Consumer (Retail)	Exec- utive Comp	Financial Services	Intern'l	Marketing	M & A	Product Devel- opment	Risk Mgmt	Strategic Planning	Tech- nology
Bernard			X	X			X	X	X		X	X
Carter-Miller	X		X			X	X	X	X		X	X
Costley			X	X		X	X	X	X		X	X
Dan			X	X		X	X	X	X	X	X
Ferro		X	X	X	X	X	X	X	X	X	X
Gelatt							X		X		X	X
Helton	X	X				X					X	X
Keyser			X	X		X	X	X	X		X	X
Mathrani	X	X			X	X				X
Tallett				X		X	X	X	X		X	X

        The Board's Corporate Governance Guidelines state that diversity of the Board as a whole is a valued objective. Assessing Board diversity in terms of race, gender and national origin, and with regard to various backgrounds, experiences and areas of expertise, is part of the Nominating and Governance Committee's continual review of the Board's current and future needs. The Board's recognition of diversity as an important factor in Board effectiveness is apparent through observation of past and current Board selections and is not set forth as a formal policy. It is a reflection of the Company's culture and commitment to diversity, for which the Company has received significant recognition from Catalyst, the National Association of Female Executives, LATINA Style magazine and others. The composition and effectiveness of the Board has benefitted over time from specific candidate searches to identify nominees who possessed the skills, backgrounds and qualifications needed by the Board and who would also increase the Board's diversity.

        The Committee will consider shareholder recommendations for Directors sent to the Nominating and Governance Committee, c/o the Corporate Secretary. Director candidates nominated by shareholders are evaluated in the same manner as Director candidates identified by the Committee, management and search firms.

Finance Committee

        The Finance Committee has the primary purpose of assisting the Board with respect to the organization's financial, investment and capital management policies. The Finance Committee is responsible for:

  •
  reviewing the capital structure and capital plan of the organization;

  •
  reviewing and providing guidance to the Board on significant financial transactions; financial policies; credit ratings; matters of corporate finance including issuance of debt and equity; shareholder dividends; and proposed mergers, acquisitions and divestitures;

  •
  reviewing and providing guidance to the Human Resources Committee and the Board on financial goals for the upcoming year;

  •
  overseeing the organization's investment policies, strategies and programs, and reviewing the policies and procedures governing the use of financial instruments including derivatives; and

  •
  assisting the Board in overseeing and reviewing the organization's enterprise risk management framework, including the significant policies, procedures and practices employed to manage liquidity risk, credit risk, market risk, operational risk and insurance risk.

Human Resources Committee

        The Human Resources Committee is responsible for:

  •
  evaluating the performance of the CEO and determining his compensation in light of goals and objectives approved by the Committee;

  •
  reviewing and approving compensation for all other officers of the Company and Principal Life at the level of Senior Vice President and above. We will refer to these officers as "Executives" throughout the remainder of this discussion;

  •
  reviewing and approving any employment, severance or change of control agreements and perquisites for Executives;

  •
  overseeing Executive development and succession planning;

  •
  acting on management's recommendations for salary and employee compensation policies for all other employees;

  •
  administering the Company's Annual Incentive Plan, Incentive Pay Plan ("PrinPay Plan") and Stock Incentive Plan, and any other compensation plans that provide compensation to Executives;

  •
  acting on management's recommendations that require Director action for all employee pension and welfare benefit plans; and

  •
  reviewing the Company's compensation programs to confirm that these programs encourage management to take appropriate risks on an individual risk basis and in the aggregate on a Company wide basis, and to discourage inappropriate risk and behaviors that are inconsistent with the Company's business plan and policies.

Interaction with Compensation Consultant and Management

        The Committee has the sole authority to retain, terminate and authorize the compensation payable to executive compensation consulting firms to advise the Committee. The Committee engaged Frederic W. Cook & Co., Inc. ("Cook") as its compensation consultant to advise the Committee on executive compensation program design and the amounts the Company should pay its Executives. Cook reports directly to the Committee regarding Executive compensation. As requested by the Committee Chair, a representative from Cook attends some meetings of the Committee, both with and without members of management present. The Nominating and Governance Committee also uses Cook to advise it on compensation for non-employee Directors. Cook does not and would not be allowed to, perform services for management. It receives no compensation from the Company other than for its work in advising these Board committees and has no other relationships with the Company. No conflicts of interest have arisen in connection with Cook's work for the Nominating and Governance or Human Resources Committees.

        Every other year, Cook performs a comprehensive review of the Company's Executive compensation program to assist the Committee in:

  •
  determining whether the Company's Executive compensation program is appropriately designed to support the Company's strategic and human resources objectives;

  •
  determining whether the target Executive compensation levels are competitive with the market and whether actual compensation levels are reasonable given the Company's performance relative to peers;

  •
  designing changes to Executive compensation plans or programs, as appropriate; and

  •
  setting pay opportunities, benefits and perquisites for the next year.

        During the years in which Cook does not conduct a compensation study, the Committee bases its compensation decisions, in part on survey data provided by the Human Resources Department staff and additional information from Cook as the Committee requests. Cook has reviewed the processes by which management develops the competitive data and believes that the methodology employed by management is appropriate.

Performance Goal Setting Process

        The Board holds a strategic planning session with management in September of each year to review the Company's long term strategy and discuss how longer-term objectives and near-term priorities will be achieved and balanced against one another. This is an important foundation for the annual performance goal-setting process.

        In November the CEO, Chief Financial Officer ("CFO"), Chief Risk Officer and Division Presidents recommend preliminary Company and business unit financial goals and strategic initiatives for the next year and present information to the Board of Directors on how the goals and initiatives were developed and how difficult they will be to achieve. The Finance Committee, after reviewing underlying assumptions, key drivers of financial performance, trends and business opportunities, provides guidance to the Board and Human Resources Committee on the appropriateness of management's preliminary financial goals, including the "stretch" component in the goals. The Human Resources Committee reviews the preliminary goals, including the individual goals the CEO proposes for himself, and provides feedback on how these goals should be revised. Based on these discussions, employees throughout the organization, including all Executives, develop individual performance goals with their leaders that support achievement of the goals of the Company and its business units. The final goals for the Company, the CEO and the other individual Executives are determined by the Human Resources Committee after the Finance Committee and the Board of Directors have provided further review and guidance based on year-end financial results.

Executive Committee

        The Executive Committee generally acts only on matters specifically delegated to it by the Board. All actions of the Executive Committee must be approved by its independent members. The Executive Committee has all the authority of the Board in the management of the Company's business between Board meetings, except that it has no authority with respect to matters for which the Board has specifically directed otherwise or for certain matters set forth by law and in the Company's By-Laws. The Committee did not meet in 2010.

DIRECTORS' COMPENSATION

        Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc. Directors who are also employees do not receive any compensation for their service as members of the Board. The Company provides competitive compensation to attract and retain high-quality Directors. The Company's Director compensation philosophy is to have a compensation program that encourages the Board to be independent and objective, to appropriately challenge the management team and to protect shareholder value, and which provides a reasonable amount of compensation for the time and effort expended by Directors. A substantial proportion of Director compensation is provided in the form of equity to help align Directors' interests with the interests of shareholders.

        The Director compensation program is generally reviewed annually. The Nominating and Governance Committee uses Cook to advise on Director compensation. During its reviews, Cook evaluates the design and competitiveness of the Director compensation program. It also reviews corporate governance best practices and trends in director compensation and recommends changes to our program, if appropriate. The competitive analysis of Director compensation is conducted using the same Peer Group as is used for the competitive analysis of Executive compensation. The Human Resources Committee establishes the Peer Group and makes adjustments to it from time to time (see page 26 in the Compensation Discussion and Analysis). As it does for Executive compensation, the Company believes targeting Director compensation at approximately the median of the Peer Group is appropriate.

        Cook conducted a review in May of 2010 and reported to the Nominating and Governance Committee that our Director compensation program is well-structured and is aligned with both best practices and competitive practices. Cook also reported that the annualized value of the total program (cash and equity) was currently between the 25th percentile and median of the Peer Group. On the Committee's recommendation, the Board restored the 10% cash compensation pay reduction that was instituted in March of 2009, positioning our total program going forward at the Peer Group median. Also effective on May 17, 2010, an annual retainer of $18,000 was established for the chair of the Finance Committee, a new Board Committee as of January 1, 2010. There were no other changes to the Director compensation program in 2010.

Restricted Stock Unit Grants

        Non-employee Directors receive equity compensation in the form of an annual grant of $95,000 in restricted stock units ("RSUs"). RSUs are granted at the annual meeting, vest in full at the next annual meeting, and are required to be deferred until at least the date the Director leaves the Board. At payout, the RSUs are converted to shares of Common Stock. Dividend equivalents accumulate in additional RSUs, which vest and are converted to Common Stock at the same time and to the same as extent as the underlying RSU.

        Grants are made pursuant to the Principal Financial Group, Inc. 2005 Directors Stock Plan. Directors who join the Board at times other than the annual meeting may receive a grant of RSUs at the discretion of the Nominating and Governance Committee, which may be a portion or the entire amount of the annual grant.

 Fees Earned by Directors in 2010

        The following table summarizes the compensation earned by non-employee Directors in 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Betsy J. Bernard	$120,370	$95,014	$215,384
Jocelyn Carter-Miller	$105,440	$95,014	$200,454
Gary E. Costley	$105,170	$95,014	$200,184
Michael T. Dan	$120,270	$95,014	$215,284
Dennis H. Ferro(2)	$43,800	$51,416	$95,216
C. Daniel Gelatt	$106,670	$95,014	$201,684
J. Barry Griswell(3)	$10,400	$0	$10,400
Sandra L. Helton	$125,340	$95,014	$220,354
William T. Kerr(4)	$1,800	$0	$1,800
Richard L. Keyser	$106,240	$95,014	$201,254
Arjun K. Mathrani	$130,340	$95,014	$225,354
Elizabeth E. Tallett	$116,570	$95,014	$211,584
(1)
The amounts shown in this column reflect the grant date fair value of awards made in 2010, determined in accordance with FASB Accounting Standards Codification ("ASC") Topic 718 (formerly referred to as FAS 123R). These awards do not reflect actual amounts realized or that may be realized by the recipients.

(2)
Mr. Ferro joined the Board on November 1, 2010 and was awarded a pro-rated grant of RSUs based on his start date.

(3)
Mr. Griswell retired from the Board on May 18, 2010.

(4)
Mr. Kerr resigned from the Board effective February 24, 2010.

        The following chart shows how non-employee Director fees changed in 2010 after the 10% compensation reduction, implemented in March 2009, was restored to previous levels effective May 17, 2010:

	Before May 17, 2010	On and After May 17, 2010
Annual Retainers(1)
Board	$58,500	$65,000
	$95,000 in RSUs	$95,000 in RSUs (no change)
Committee Chairs
Audit	$18,000	$20,000
Human Resources	$15,750	$17,500
Finance	N/A (2)	$18,000
Nominating and Governance	$13,500	$15,000
Other Committees	$4,500	$5,000
Presiding Director	$13,500	$15,000
Attendance Fees
Board Meeting	$2,250 per day	$2,500 per day
Telephonic Board Meeting	$900	$1,000
Committee Meeting	$1,170 if held on the day of or day prior to a Board meeting.	$1,300 if held on the day of or day prior to a Board meeting.
	$1,350 if held other than on the day of or day prior to a Board meeting.	$1,500 if held other than on the day of or day prior to a Board meeting.
Telephonic Committee Meeting	$900	$1,000
(1)
Cash annual retainers are paid in two semi-annual payments, in May and November, on a forward-looking basis.

(2)
The Finance Committee was created effective January 1, 2010, but no compensation was approved for the Committee Chair until May 17, 2010.

        As of December 31, 2010, each Director had the following aggregate number of outstanding stock options and RSUs as a result of Director compensation in 2010 and prior years, including additional RSUs as the result of dividend equivalents:

Name	Total Stock Options Outstanding at Fiscal Year End 2010 (shares)	Total RSUs Outstanding at Fiscal Year End 2010 (shares)
Betsy J. Bernard	7,820	15,007
Jocelyn Carter-Miller	7,820	16,728
Gary E. Costley	7,820	15,007
Michael T. Dan	0	12,861
Dennis H. Ferro	0	1,940
C. Daniel Gelatt	7,820	19,166
J. Barry Griswell	0	0
Sandra L. Helton	7,820	15,007
William T. Kerr	7,820	0
Richard L. Keyser	7,820	18,741
Arjun K. Mathrani	3,820	17,880
Elizabeth E. Tallett	7,820	18,741

Deferral of Cash Compensation

        Directors may defer the receipt of their cash retainers and attendance fees under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan provides four investment options: phantom units tied to the Company's Common Stock, the Principal LargeCap S&P 500 Index Inst Fund, the Principal Real Estate Securities Inst Fund and the Principal Bond & Mortgage Securities Inst Fund. All of these funds are available to participants in Principal Life's Excess Plan, described on page 43. The returns realized on these funds during 2010 are listed in the table under the heading "Qualified 401(k) Plan and Excess Plan," on page 44.

Perquisites and Reimbursement of Expenses

        Principal Life has a Directors' Charitable Matching Gift Program and it matches the charitable gifts up to an annual aggregate amount for each non-employee Director of $6,000 per calendar year. Directors' contributions to the United Way are also matched up to $10,000 per year. These contributions are available during a Director's term and for three years thereafter. Directors who make gifts that are matched by Principal Life receive no financial benefit from the contribution because Principal Life receives the charitable contribution tax deductions for the matching gifts. In lieu of the Directors' Charitable Matching Gift Program, Mr. Griswell participated in the Principal Life Matching Gifts Program as a retired employee of the Company.

        Directors are reimbursed for travel and other necessary business expenses incurred in the performance of their services for the Company. They are also covered under the Company's Business Travel Accident Insurance Policy and Directors' and Officers' insurance coverage.

Directors' Stock Ownership Guidelines

        In August of 2006, the Board adopted a guideline that encourages Directors to accumulate a minimum level of Company stock ownership equal to five times their annual Board cash retainer by the later of August 2011, or five years after joining the Board. This program is intended to ensure that Directors accumulate a meaningful amount of stock, which fosters commonality of interest with shareholders. Once this guideline is met, Directors will not need to make additional share purchases if the guideline is no longer met due to a reduction in stock price, as long as the Director's ownership level is not reduced as a result of share sales. All current Directors (except Mr. Ferro, who joined the Board on November 1, 2010) have met the goal of owning an interest in Company stock valued at five times the annual cash retainer for Board members. In addition, Directors must hold RSUs awarded through the Directors' compensation program at least until the Director's retirement or termination of service from the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section of the Proxy Statement explains the Company's compensation goals and how and why compensation decisions were made for the Company's "Named Executive Officers:"

        Larry D. Zimpleman, Chairman, President and CEO

        Terrance J. Lillis, Senior Vice President and CFO

        Daniel J. Houston, President — Retirement, Insurance and Financial Services

        James P. McCaughan, President — Global Asset Management

        Norman R Sorensen, Chairman — Principal International

Executive Summary

        The Principal Financial Group's products and services include retirement solutions, life insurance, wellness programs and investment and banking products. The Company's Executive compensation program is designed to reward Executives who contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented Executives to perform at the highest level and contribute significantly to the Company's success. The program is designed to tie the delivery of Executive compensation to the achievement of the Company's long and short term financial and strategic goals and align the interests of Executives and shareholders by having a significant portion of the Executives' compensation in equity.

        In 2010, the Company:

  •
  Reported total Company operating earnings of $845 million, a 15% increase over 2009;

  •
  Full Service Accumulation earnings were $301 million, up 19% over 2009;

  •
  Mutual fund earnings of $40 million, up 70% over 2009;

  •
  Record individual annuity operating earnings of $119 million, up 18% over 2009;

  •
  Record earnings from Principal International of $137 million, up 15% over 2009 despite the negative impact of the reduced ownership in BrasilPrev, our Brazilian joint venture, as of June 2010; and

  •
  Principal Global Investors reported operating earnings of $59 million, up 53% over 2009.

        The Company also had strong total shareholder performance relative to the peer group used for compensation comparisons, with a total shareholder return of 37.7% in 2010, compared to an average total shareholder return of 17.6% for companies in the peer group:

Total Shareholder Return	2010
Company Name
Principal Financial Group Inc.	37.7%
Ameriprise Financial Inc.	50.1%
CIGNA Corporation	4.1%
Franklin Resources Inc.	6.4%
Genworth Financial Inc.	15.8%
Hartford Financial Services Group Inc.	14.7%
Legg Mason Inc.	20.8%
Lincoln National Corp.	12.1%
Manulife Financial Corporation	-8.6%
MetLife, Inc.	27.8%
Prudential Financial, Inc.	20.3%
Sun Life Financial Inc.	4.3%
T. Rowe Price Group, Inc.	23.2%

Average	17.6%

        The Company also outperformed its peers in the turbulent years of 2007 - 2010:

  •
  2007 - 2010 peak-to-trough net income of — 49%, compared to a peer group average of — 136%;

  •
  The Company's net income was positive during the 2007 - 2010 time period, which was not true for all of the companies in the peer group.

        The objectives of our Executive compensation programs, which have not changed for several years, include paying for performance, aligning our Named Executive Officer's interests with those of our stockholders, and attracting and retaining qualified Executives. Our Executive compensation program is also designed to support important corporate governance principles and established best practices. For example:

  •
  The Human Resources Committee uses an independent compensation consultant to provide input on program design and implementation.

  •
  The Human Resources Committee regularly reviews an analysis of the Company's incentive compensation plans to ensure they are designed to encourage behaviors that create and maintain shareholder value and do not encourage excessive risk.

  •
  Our Executive compensation is, in large measure, highly variable and directly linked to our short term and long term financial and strategic goals and the performance of the Company's stock price over time.

  •
  Executives receive a significant portion of their total compensation opportunity in the form of equity based long term incentives and Executives are required to own stock in the Company to ensure that their interests are aligned with the shareholders' interests and long term performance of the Company.

  •
  Starting in 2010, Named Executive Officers will receive one-half of their Adjusted Target Award Opportunity in stock options and one-half in performance based RSUs ("PSUs") that vest based on both continued service and the achievement of certain financial objectives over a three-year period (with each three-year period treated as a "Performance Cycle"). The weighting is not based on a specific formula or algorithm, but rather is intended to create a balance, based on the Committee's judgment, which may change from time to time, between the achievement of specific operating performance objectives and changes in shareholder value. Realized compensation may vary considerably from the Adjusted Target Award Opportunity based on the Company's performance and changes in share price that occur after the grant.

  •
  For the 2010 PSUs, the performance requirement is to achieve pre-determined average ROE or cumulative operating income ("OI") targets. For this purpose, the ROE criteria require attaining a simple average ROE of 5% and the OI Objective requires attaining cumulative OI of $1 billion for the three calendar years during the performance period. If neither the ROE nor the OI objective is met, no performance based PSUs will be earned or paid out. If either the ROE or OI objectives is met or exceeded, the number of units earned is determined using performance scales based on average ROE and average Book Value per Share ("BV/Share") over the performance period.

  •
  There was no payout for the 2007 and 2008 performance share awards because the performance measures were not met.

  •
  The Company prohibits all employees, including Executive Officers, from purchasing any Company securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options

  •
  The Company has a compensation recovery policy to recover incentive compensation paid to Executive Officers if the amount of the compensation was based on achievement of financial results that were subsequently restated, if, in the opinion of the Committee, the Executive Officer engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and the amount of the Executive Officer's incentive compensation or equity award would have been lower had the financial results been properly reported.

  •
  In 2010, we entered into new change of control agreements with Executives, with reduced benefits, including elimination of excise tax gross ups.

  •
  We do not provide perquisites to Executives that are not offered to all employees, with the exception of one physical examination per year, and we do not provide income tax gross-ups on perquisites.

  •
  Our programs are designed to be financially efficient, from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure tax deductibility of all compensation.

 2010 Executive Compensation Decisions

        The Committee made calendar year 2010 compensation decisions for the Named Executive Officers based on the following key factors that are explained more fully below:

  •
  the Company's strategic and human resources objectives;

  •
  competitive data for the Peer Group (see below) and for a broader group of diversified financial services companies;

  •
  corporate and individual performance on key initiatives;

  •
  economic conditions;

  •
  the Chairman and CEO's compensation recommendations for other Executives;

  •
  the advice of the Committee's consultant;

  •
  how each element of compensation stands on its own and how it relates to the other elements of compensation as a whole.

        A comprehensive study was undertaken by Cook in 2009 for 2010 compensation. The study examined base pay, annual incentive design and targets, long term incentive design and targets, non-qualified benefits, perquisites, stock ownership guidelines, severance and change of control policies. The process included interviews with Executives to discuss organizational strategy and the implications for human resources and compensation policy. Cook's analysis focused on the design and structure of the direct compensation elements (base salary, annual incentive and long term incentives) and their link to the Company's strategic plan. The Company's compensation program was also reviewed relative to the programs of its Peer Group (see below) and the aggregate costs of the program. As part of its study every other year, Cook performs an analysis to ensure that total share dilution and the economic costs of long term incentives are at a reasonable and affordable level for the Company. Cook also reviewed the Executive compensation plans against potential risk areas in compensation design, and determined that the Company's Executive compensation programs are well designed, supportive of the Company's business strategy, and do not provide incentives to Executives to take inappropriate risks.

Use of Compensation Data

        The Committee reviews the group of companies it uses to compare Executive compensation practices (the "Peer Group") every other year as part of Cook's comprehensive study. Cook provides information and analysis and recommends an appropriate Peer Group after interviews with Committee members and management. Cook's recommendations for an appropriate Peer Group of public, similarly-sized, diversified financial services, insurance and asset management companies take into account the Company's and the competitors' strategy, mix of business and size (as measured primarily by annual revenues, market capitalization and total assets). As a result of the most recent review, given the current mix of the Company's business lines, reflecting a greater emphasis on asset management, a decision was made to add Ameriprise Financial, Inc. to the Peer Group, and to drop Nationwide, as it became a private company in 2009. The companies in the Peer Group for 2010 compensation comparisons were:

Ameriprise Financial	Lincoln National
CIGNA	Manulife
Franklin Resources	MetLife
Genworth Financial	Prudential Financial
Hartford Financial Services	Sun Life Financial
Legg Mason	T. Rowe Price

        These companies are the major competitors in one or more of the Company's businesses, but none represent the exact business mix of the Company. Because some of these companies have higher market capitalization and revenue than the Company and some have lower market capitalization and revenue than the Company, we target compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies.

        Cook provides compensation information on an executive-by-executive basis and for the named executive officers of the Peer Group as a group with respect to their base salaries and annual and long term incentive compensation levels. Base salaries and target annual and long term incentive compensation for our Executives may be more or less than the median compensation of the Peer Group based on individual and/or Company performance and the importance of the position or Executive to the Company at the current time as well as other retention factors. Also, actual compensation received by the Executive fluctuates above or below target levels for incentive plans based on individual and Company performance, as measured by operating results and changes in shareholder value. The Committee reviews the Company's performance against the performance of Peer Group companies to confirm that the Company's compensation is reasonable relative to its financial performance.

        In addition to the analysis of compensation relative to the Peer Group, annual data from published industry surveys produced by third parties provides additional context for the Committee's discussions(2). Further, every two to three years, the Company's non-cash benefit programs are compared with those of more than 100 diversified financial services companies. This is a larger group than the Peer Group because the information is used in designing and evaluating our broad-based employee benefit programs. Benefit programs are also compared against those of local employers in Des Moines, Iowa, due to the Company's significant employee population in that location.

(2)
The surveys used were the McLagan Investment Management Survey and Towers Watson U.S. Financial Services Studies Executive Database. The names of the companies participating in these surveys are included in Appendix B.

        Each year, the Committee reviews the total compensation paid to the Executives by reviewing compensation reports, called tally sheets. The tally sheets include the dollar value of base salary, annual and long term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites and potential payments for various termination scenarios. The information enables the Committee to analyze the value of total compensation and compensation actually delivered versus the compensation opportunities originally established by the Committee. This information is an important part of the analysis used by the Committee in making future compensation decisions and in the design of the incentive plans, benefits and perquisites and severance programs. The tally sheets are also used to help the Committee determine that the Executive compensation program is consistent with the Company's compensation philosophy and desired positioning relative to market data. The Committee used the tally sheets as a basis for considering changes to the components of the Executive compensation program, but made no adjustments as a result of the analysis in 2010, based on the Committee's determination that the program continues to meet the Company's objectives. The Committee solicits input on the CEO's performance from all Directors and reviews that information with him, and also receives information on the performance of other Executives relative to their goals and other performance measures.

        The Committee also considers the tax and accounting consequences of each element of compensation, making reasonable efforts to maximize the tax deductibility of all elements of compensation under Section 162(m) of the Internal Revenue Code ("Tax Code"), which limits the Company from deducting annual compensation exceeding $1,000,000 for our CEO and the three other most highly compensated Named Executive Officers (other than our CFO) who are in office on the last day of the fiscal year ("Covered Employees"). There is an exception to this rule for performance-based compensation. The Committee generally structures compensation for Covered Employees so that it qualifies for a tax deduction, but it may provide compensation to Covered Employees that is not deducible if it determines that it is appropriate to do so in light of other interests and goals, such as attracting and retaining key Executives. For 2010, Messrs. Zimpleman, Houston, McCaughan and Sorensen were Covered Employees.

Base Salary

        Base salary creates a level of compensation for Executives that enables the Company to attract and retain highly skilled individuals at an affordable level of fixed expense. Salaries are intended to be competitive with the market for comparably talented executives. When determining base salary for each Executive, the Committee considers the Peer Group median for comparable executive positions as well as the survey data referenced above, the Executive's proficiency in a specific role, the Executive's work experience, the importance of the position to the Company, how difficult it would be to replace the Executive, and the Executive's performance. Salary increases, if any, generally take effect the first pay period in March of each year. Salary may also be reviewed when an Executive is promoted or has a significant change in responsibilities. Base pay increases in 2010 were effective on March 13, 2010 in connection with the Company's annual pay cycle. Executives' salaries were reduced by 10% in 2009 due to the economic crisis.

  Change in Base Salary(1)

Name	2008	2009	2010	Percentage Increase from 2009 to 2010
Zimpleman	$737,475	$720,000	$800,000	11.1%
Lillis	$286,181	$287,100	$400,000	39.3% (2)
Houston	$452,154	$414,900	$500,000	20.5% (3)
McCaughan	$561,154	$508,500	$548,500	7.9%
Sorensen	$457,808	$415,800	$450,000	8.2%

(1)
All Named Executive Officers had a 10% reduction in pay in 2009 with no increase in base salary until 2010.

(2)
Mr. Lillis received a substantial increase to bring his salary closer to the market median for his position.

(3)
In 2010, Mr. Houston assumed responsibility for the Company's Life, Health and Specialty Benefits Divisions, and his title changed from President — Retirement Investor Services to President — Retirement Insurance & Financial Services.

Annual Incentive Pay

        The Named Executive Officers are eligible to earn annual cash bonuses under the Principal Financial Group, Inc. Annual Incentive Plan, which has been approved by our shareholders, and qualifies as performance based compensation under §162(m) of the Tax Code. These bonuses are intended to motivate the Named Executive Officers and to promote the achievement of our performance objectives and the strategic initiatives that are important to the Company's success.

        This plan establishes a maximum annual bonus pool of 2% of annual income from the Company's continuing operations, minus net realized and unrealized gains and losses, as reported in the Company's financial statements ("Bonus Pool"). In addition, maximum bonuses are established under the Annual Incentive Plan for each participant. For 2010 these maximums were:

Named Executive Officer	Maximum Award as a Percentage of the Bonus Pool	Maximum Potential Award Payment
CEO (Zimpleman)	40%	$8M
Second highest Paid Covered Employee (McCaughan)	20%	$4M
Third highest Paid Covered Employee (Houston)	13.33%	$2.7M
Fourth highest Paid Covered Employee (Sorensen)	13.33%	$2.7M
CFO (Lillis)	13.33%	$2.7M

        The Committee applied negative discretion to determine the actual bonuses for the Named Executive Officers by reducing bonuses funded by the Annual Incentive Plan formula, using the following framework. First, the Committee set the target and maximum annual incentive awards for each Named Executive Officer. Maximum annual incentive opportunities, after application of the Committee's negative discretion, are generally 200% of the target annual incentive opportunity. For 2010, the Committee approved the following target awards for Named Executive Officers, expressed as a percentage of base salary.

Bonus Targets (as a Percentage of Base Salary	2009	2010
Named Executive Officer
Zimpleman	150%	150%
Lillis	70%	75%
Houston	100%	125%
McCaughan	250%	250%
Sorensen	70%	70%

        These target awards were established by the Committee to be at about the median of the Peer Group. Mr. Zimpleman's target award opportunity is greater than that of the other Named Executive Officers (except for Mr. McCaughan) because Mr. Zimpleman has overall responsibility for the Company and greater responsibilities than the other Named Executive Officers. The award opportunity for Mr. McCaughan was established by the Committee to be competitive with award opportunities of senior executives within asset management firms. Mr. Lillis's target award was increased to bring his cash compensation closer to the market median for his position. The target award for Mr. Houston increased when he took on additional responsibilities in 2010.

        The Committee reviewed past performance across several key financial measures and a series of corporate and divisional quantitative goals to facilitate its assessment of the appropriate annual incentive compensation payable. The Committee did not assign any particular weighting to any of these goals; rather they were intended to provide guideposts to the Committee in exercising its negative discretion pursuant to the Annual Incentive Plan on the basis of its subjective evaluation of these factors.

        In determining Corporate performance for 2010, the Committee reviewed Company achievements on these key financial goals:

        1.     Achieve appropriate operating earnings and earnings per share

    One of management's responsibilities is to lead the Company in achieving appropriate operating earnings and earnings per diluted share each year. For 2010, the target for operating earnings was set at $850 million and the target for earnings per diluted share was set at $2.64. Actual Company results for operating earnings and earnings per share were $911.1(3) million and $2.62, respectively. In addition, Messrs. Houston, McCaughan and Sorensen had operating earnings goals specific to the business units they oversee:

(3)
This number reflects an adjustment of $66.3 million of earnings from the Health Division that is no longer included in operating earnings due to the decision to exit this business. The operating earning goal of $850 was set before the decision to discontinue this business was made.

Named Executive Officer	Operating Earnings Goal	Operating Earnings Result
Houston	$525 million (Retirement & Investor Services)	$584.4 million
	$116 (Life)	$101.2 million
	$99 million (Specialty Benefits Division)	$92.5 million
	$20 million (Health Division)	$31.4 million
McCaughan	$65 million	$58.5 million
Sorensen	$125 million	$136.9 million

        2.     Capital

    Maintain a targeted National Association of Insurance Commissioners ("NAIC") risk based capital ratio above 350%. At year end, the NAIC risk based capital ratio was in excess of 400%.

        3.     Net Income

    Lead the corporation in achieving a strategy that appropriately positions our investment portfolio for risk and reward and produces net income of between $500 - 650 million. Actual net income for 2010 was $666.3 million.

        4.     Minimize credit loss

    A metric was established to measure whether we are appropriately managing and accounting for our investment portfolio. Ranges were established for after-tax credit losses for corporate credits (35 - 40 basis points) and commercial mortgage loans (45 - 65 basis points). Actual 2010 after-tax credit losses for corporate credits were 34.8 basis points and actual 2010 after-tax losses for mortgage loans were 33.5 basis points.

         5.     Achieve identified sales growth

    Growth targets were established for each of the Company's lines of business. The following chart shows actual 2010 sales compared to the targets:

Business Unit	Target		Result
Retirement and Investor Services sales	$17.22 billion		$17.74 billion
Principal Global Investors revenue from new sales	$13.6 million		$11.09 million
Life new premium	$172 million		$164.7 million
Specialty Benefits premium and fees	$1.32 billion		$1.30 billion
Principal International	$532.3 million	(4)	$557 million

(4)
Fee based revenue increased from $532.3 million to $589 million due to including the joint venture in China and reclassification of net investment income for Brazil.

Final Annual Incentive Pay Award Determination

        The following table shows the annual incentive award for each of the Named Executive Officers, as determined by the Committee in its discretion at its February 28, 2011 meeting, based on the factors set forth above. The column entitled "Reduction from Maximum Award" represents the negative discretion exercised by the Committee to reduce the maximum bonuses established under the Annual Incentive Plan to the awards paid.

Named Executive Officer	2010 Salary Earned	2010 Target	Final Award	Reduction from Maximum Award
Zimpleman	$781,538	150%	$1,547,446	$6,452,554
Lillis	$373,946	75%	$336,552	$2,363,448
Houston	$480,362	125%	$720,542	$1,979,458
McCaughan	$539,269	250%	$1,617,807	$2,382,193
Sorensen	$442,108	70%	$389,939	$2,310,061

        Executives may defer annual cash incentive awards into a nonqualified supplemental savings plan ("Excess Plan"), as shown in the Non Equity Incentive Compensation column of the Summary Compensation Table, described on page 43.

Long term Incentive Compensation

        The long term incentive compensation program is designed to ensure that the interests of Executives are aligned with those of shareholders so that the compensation actually received by the Executives reflects the degree to which multi-year financial objectives are achieved and shareholder value is increased. A long term focus is critical because the Company competes in businesses in which long term performance is important, such as retirement products, life insurance and asset management. The long term incentive compensation program also encourages cooperation among Executives, some of whom represent various business divisions, in pursuing corporate-wide goals.

        The Committee establishes a target long term award opportunity for each Named Executive Officer stated as a percentage of each Executive's base salary based on Peer Group and survey data, referred to above, and the advice of its consultant. The Committee uses the following factors to adjust the target award opportunity and determine the actual percentage of base salary to be awarded to each Named Executive Officer ("Award Granted"): current competitive market data, the Executive's past performance, the Executive's current compensation, any retention concerns, the importance of the Executive to the Company over the long term, the potential impact the Executive could have on the Company's results, and the Executive's performance relative to the Executive's peers within the Company. However, grants are generally administered such that the aggregate grants do not exceed the sum of the target grants for all participants. Realized compensation may vary considerably from the grant-date fair value of the Award Granted based on the Company's performance and changes in share price that occur after the grant. The Target Awards granted for 2010 were based on the Executives' performance in 2009, and are listed below. Some targets were increased between 2009 and 2010, and the Company generally does not grant an award at target the first year after the target has been increased.

Named Executive Officer	Target		Award Granted
Zimpleman	500%		375%
Lillis	225%	(1)	175%
Houston	350%	(2)	300%
McCaughan	275%		300%
Sorensen	175%		200%

(1)
175% in 2009.

(2)
275% in 2009.

        Mr. Zimpleman's award opportunity is greater than that of the other Named Executive Officers because he has overall responsibility for the Company. In addition to the annual grants referred to above, in February 2010, Messrs. Lillis and Sorensen received grants of $65,000 in RSUs for successful completion of equity and bond offerings made in 2009. Mr. McCaughan received an RSU grant of $254,000 for retention purposes. Mr. Zimpleman also received an RSU grant of $500,000, in recognition of his steady leadership in guiding the Company successfully through a difficult economic period and the successful completion of the equity and bond offerings made in 2009, putting the Company in a strong financial position. These restricted stock unit awards are all subject to a three year cliff vesting schedule.

        The Committee approved changes to the design of the Company's long term incentive compensation plan starting with the 2009 - 2011 plan cycle. These changes addressed the difficulty in setting reasonable multi-year performance goals in the volatile and uncertain economic environment at the time and the ability of the Company to continue to motivate, attract and retain Executives in uncertain market conditions. In 2009, long term incentive compensation for Executives consisted of a combination of stock options and PSUs, where vesting of the PSUs is tied to the achievement of a return on equity threshold as well as continued service.

        In 2010, as the economic environment began to stabilize, the Committee approved changes to the design of long term incentives to migrate back to a design similar to that used in the 2008 - 2010 plan cycle. In 2010, for the Named Executive Officers, one-half of the Award Granted was granted in stock options and one-half in PSUs that will vest based on both continued service and the achievement of certain financial objectives over a three-year period (with each three-year period treated as a "Performance Cycle").

        For the 2010 PSUs, the performance threshold is to achieve pre-determined average ROE and cumulative operating income ("OI") targets. For this purpose, the ROE criteria require attaining a simple average ROE of 5% and the OI objective is cumulative OI of $1 billion for the three calendar years during the performance period. If neither the ROE nor the OI objective is met, no PSUs will be earned or paid out. If either the ROE or OI objectives is met or exceeded, the number of units earned is determined using performance scales based on average ROE and average Book Value per Share ("BV/Share"), each is weighted 50% over the performance period.

        Depending on the actual ROE and book value per share achieved, Executives may earn 0 or between 25% and 150% of the target number of units that were granted at the beginning of the Performance Cycle. Average ROE and BV/Share needed to achieve the noted award levels are:

Measure	Minimum Award (50% of Target)	Target Award	Maximum Award (150% of Target)
Average ROE	6%	12%	15%
Average BV/share	$23.00	$27.00	$35.00

        Straight line interpolation is used to determine awards for performance between minimum and target and between target and maximum. The BV/share measure was selected because of its focus on capital efficiency and growth, which are key indicators of long term success. When combined with the OI measure used in the Annual Incentive Plan, use of ROE and BV/share for this portion of the long term incentive ensures a balanced focus on both short term and multi year profitability, growth and the efficient use of capital. Executives may defer the receipt of PSUs that are earned and would otherwise be paid shortly after the Performance Cycle ends.

        In 2008, long term incentive grant values were delivered through a combination of stock options and Performance Share Awards ("PSAs"). The PSAs granted in 2008 had a three year Performance Cycle, which ended on December 31, 2010. Payout of these PSAs was based upon ROE and average earnings per share ("EPS") results. These awards did not pay out because performance thresholds from the 2008 - 2010 cycles were not achieved.

Changes for 2011

        No changes were made to the long term incentive compensation program design for 2011.

Stock Ownership Guidelines

        Executives are required to own stock in the Company to ensure their interests are aligned with the shareholders' interests and long term performance of the Company. This requirement has been based on multiples of base salary and job level. Once the Executive achieves the required stock ownership level based on market value, the ownership requirement becomes fixed at the number of shares owned at that time, regardless of subsequent changes in stock price or salary.

        Until the ownership guideline is met, Executives are required to retain a portion of the "net profit shares" resulting from equity based long term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of restricted stock or earn out of performance shares. The percentage of profit shares that must be retained until the multiple of salary guidelines are met are shown below:

Executive Level	Retention Ratio	Multiple of Base Salary
CEO (Zimpleman)	75%	5 times
Division Presidents and Executive Vice Presidents (Houston, McCaughan and Sorensen)	50%	3 times
Senior Vice Presidents (Lillis)	50%	2 times

        All Named Executive Officers are in compliance with these guidelines.

Compensation Recovery Policy

        The Committee has also adopted a compensation recovery policy that applies to executive officers. The Company can recover incentive compensation if the amount of the compensation was based on achievement of financial results that were subsequently restated if, in the opinion of the Committee, the executive officer engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and the amount of the executive officer's incentive compensation or equity award would have been lower had the financial results been properly reported.

Trading Policy

        The Company prohibits all employees, including Executive Officers, from purchasing any Company securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options.

 Benefits

        In 2010, all of the Named Executive Officers participated in Principal Life's broad-based employee benefits program, including a qualified pension plan (except Mr. McCaughan)(5), a 401(k) plan, group health and disability coverage, group life insurance, a discounted employee stock purchase plan, paid time off, and flexible spending account plans. Principal Life also offers all Named Executive Officers, except Mr. McCaughan, defined benefit and defined contribution non-qualified retirement plans (the "DBNQ" and the "Excess Plan"). These benefits are offered to attract and retain talent within the organization and provide long term financial security to employees. The DBNQ helps the Company attract mid-career Executives and retain Executives by providing competitive retirement benefits. The DBNQ is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 39-42 provides additional information about the DBNQ and the qualified pension plan. Principal Life maintains the Excess Plan to help attract and retain Executives by allowing Executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non-Qualified Defined Contribution and Other Deferred Compensation Plans Table on pages 43-44 provides additional information about the Excess Plan.

(5)
Effective January 1, 2010, Mr. McCaughan no longer participates in the qualified pension plan, DBNQ and Excess Plan. This change was the result of a compensation and benefit review of asset management companies that showed that these are not common benefits for that type of company. This change also applied to other investment professionals who work with Principal Global Investors.

        Effective January 1, 2006, Principal Life made several changes to the broad-based employee retirement program that affected all employees, and similar changes were also made to the corresponding DBNQ and Excess Plan. In general, the pension and DBNQ benefit formulas (both traditional and cash balance) were reduced and the 401(k) matching contribution was increased. Employees who were ages 47 or older with at least ten years of service on December 31, 2005, could elect to retain the prior benefit provisions. Employees who elected to retain the prior benefits are referred to as "Grandfathered Choice Participants." These changes were made to better align the pension and 401(k) plans with current market practice, while not adversely impacting more tenured employees.

        The value of the retirement and savings plans are targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company's business centers on the sale of retirement products. The traditional pension plan benefit for Grandfathered Choice Participants has a market value above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits, too, were originally designed to be slightly above market median to attract and retain employees. As retirement plans evolved in the marketplace, their value has changed, leading to the realignment with market in 2006.

        All other benefits are targeted at market median in the aggregate, which supports the Company's benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

        The Committee believes it is in the best interests of the Company and its shareholders to:

  •
  assure that the Company will have the continued service of its Executives;

  •
  reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;

  •
  encourage the Executives' full attention and dedication to the Company; and

  •
  provide the Executives with compensation and benefits upon a termination related to Change of Control that are competitive with those of similar businesses.

        For these reasons, the Company has entered into "Change of Control" employment agreements with each of the Executives. These agreements would help the Executives more fairly evaluate a potential acquisition of the Company, particularly when the acquisition would result in termination of the Executive's employment. The terms of and benefits provided under these Change of Control employment agreements are based on market practice and do not impact the decisions made regarding other components of the Named Executive Officers' compensation. When entering into these agreements, the Committee reviewed survey data and the Change of Control practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential future changes in these agreements.

        All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and qualifying termination of employment have occurred (sometimes referred to as a "double-trigger"), except the then current value of the Executive's Excess Plan and DBNQ will be paid upon a Change of Control to ensure that the value of those plans does not erode upon the sale of the Company or other transaction resulting in a Change of Control. New Change of Control Employment Agreements were entered with Executives in 2010 which generally reduced severance amounts as multiples of cash compensation and eliminated excise tax gross-ups. See page 45 for details.

        The Company's severance plans cover employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when the Company requests additional covenants from the Executives. Terms of the severance provisions for Mr. Zimpleman were based on market practice, and did not impact the decisions made regarding other components of his compensation.

Perquisites

        The only perquisite for Executives that is not offered to all employees is one physical examination per year.

Human Resources Committee Report

        The Human Resources Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael T. Dan, Chair Betsy J. Bernard Richard L. Keyser Elizabeth E. Tallett

Risk Assessment

        In order to ascertain whether any compensation policies or practices are reasonably likely to have a materially adverse effect on the Company, the Chief Risk Officer and members of the Human Resources Department reviewed all of the Company's incentive compensation plans. A summary of this information was then provided to and reviewed with the Human Resources Committee of the Board. Based on the analysis conducted, we have determined that, for all employees, the Company's compensation plans are designed to encourage behaviors that create and maintain shareholder value, and do not encourage excessive risk.

        In reaching this determination, the following factors, among others, were reviewed: plan design, potential risks created by the plans, risk mitigation factors within plans, the mix of pay received by the participating employees (base vs. incentive), and whether historical payments were in line with the intended results. Governance practices regarding plan design and revisions were also reviewed. In addition, the Company has a guideline that Executives own Company stock and a compensation recovery policy, and these are factors that are also felt to mitigate risk of incentive compensation plans.

        The Company also prohibits all employees from purchasing any Company securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options.

Summary Compensation Table

        The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2008, 2009 and 2010.

Name	Year	Salary $(1)	Bonus $	Non Equity Incentive Compensation $(2)(3)	Stock Awards $(4)(5)	Option Awards $(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compensation $(7)	Total $(8)
Zimpleman	2010	$781,538	$0	$1,547,446	$1,999,988	$1,661,156	$2,200,038	$56,816	$8,246,982
Chairman, President	2009	$741,539	$0	$1,112,308	$929,880	$1,500,263	$602,786	$22,247	$4,909,023
and CEO	2008	$737,475	$0	$0	$2,000,000	$2,214,838	$1,525,902	$54,719	$6,532,934
Lillis	2010	$373,946	$0	$336,552	$415,016	$387,622	$599,034	$17,428	$2,129,598
Senior Vice	2009	$295,689	$0	$326,607	$88,283	$153,398	$192,729	$10,794	$1,067,500
President	2008	$286,181	$64,104	$0	$188,796	$313,650	$260,647	$12,514	$1,125,892
and CFO
Houston	2010	$480,362	$0	$720,542	$750,009	$830,578	$307,042	$54,460	$3,142,993
President —	2009	$427,312	$0	$427,312	$788,461	$528,327	$89,407	$34,320	$2,295,139
Retirement, Insurance	2008	$452,154	$0	$144,689	$518,625	$574,369	$179,080	$46,543	$1,915,460
and Financial Services
McCaughan	2010	$539,269	$0	$1,617,807	$1,076,741	$911,110	$69,748	$5,867	$4,220,542
President — Global	2009	$523,712	$0	$1,178,351	$1,002,820	$706,369	$153,228	$43,555	$3,608,035
Asset Management	2008	$561,154	$0	$617,269	$847,500	$938,539	$222,523	$109,254	$3,296,239
Sorensen	2010	$442,108	$0	$389,939	$515,005	$498,347	$290,183	$46,311	$2,181,893
Chairman — Principal	2009	$428,239	$0	$329,744	$238,669	$385,063	$182,947	$33,770	$1,598,431
International	2008	$457,808	$0	$134,596	$404,250	$447,661	$223,207	$52,997	$1,720,519

(1)
Includes 2010 salary deferred into the qualified 401(k) plan and the Excess Plan, as shown below (information detailing deferrals for 2009 was included in last year's proxy statement):

Name	401(k) Employee Contributions	Excess Plan Employee Contributions	Total Employee Contributions
Zimpleman	$16,362	$64,308	$80,670
Lillis	$10,721	$19,124	$29,845
Houston	$11,968	$32,046	$44,014
McCaughan	$7,823	$0	$7,823
Sorensen	$17,494	$54,322	$71,816
(2)
A portion of Mr. Lillis' 2009 non-equity incentive compensation equal to $119,625 represents the performance unit portion of his long term incentive program award that will be paid in cash based on the 2009 Principal Annual Plan modifier which was achieved at 100%. Fifty percent of the long term cash performance units vested on December 31, 2010 and the remaining 50% of the award will vest on December 31, 2011.

(3)
The amounts shown represent annual incentive compensation awards earned in 2010 and paid in 2011 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Name	Employee Contributions on Incentive Pay
Zimpleman	$153,912
Lillis	$24,016
Houston	$59,113
McCaughan	$0
Sorensen	$58,491
(4)
Amounts represent the aggregate grant date fair value amounts for awards and options granted in the year noted. The assumptions for the valuation of stock and option awards under the FASB ASC Topic 718 for awards are included in the Summary Compensation Table as follows:

Grant Date	Exercise Price	Volatility	Expected Term	Dividend Yield	Risk-Free Interest Rate
February 26, 2008	$60.10	25.33	6 years	1.498%	3.14%
May 19, 2008	$56.42	25.97	6 years	1.595%	3.25%
February 24, 2009	$11.07	55.00	6 years	4.065%	2.08%
February 23, 2010	$22.21	66.60%	6 years	2.251%	2.75%

The grant date fair value per share of each RSU or PSU granted on the same date as an option listed in the above table was equal to the exercise price reported for options granted on such date.

(5)
Performance based RSUs and PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The performance based RSUs and PSUs are eligible for dividend equivalents. The dividend equivalents are also subject to the same performance requirements as the corresponding performance based RSUs and PSUs and are only earned if the performance measures are met or exceeded. The 2008 PSAs did not pay out because the threshold performance measures were not achieved. The 2009 performance based RSUs maximum payout will not exceed 100% of target. The maximum payout for the 2010 PSUs is 150% of the target number of PSUs. If the 2010 PSUs are earned at the maximum payout, the grant date value of such PSUs would be as shown in the following table, and the amounts reported in the Stock Awards column, above, would be increased by the amount shown in the column to the far right of the following table.

Name	Grant Date Value of PSUs at Maximum Payout	Amount by Which Aggregate Grant Date Values Reported Would be Increased
Zimpleman	$1,499,997	$749,998
Lillis	$350,007	$175,004
Houston	$750,009	$375,005
McCaughan	$822,747	$411,374
Sorensen	$449,997	$224,998
(6)
Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and non-qualified pension plans are illustrated on page 39. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings on deferred compensation.

(7)
All Other Compensation for the Named Executive Officers consists of Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan's matching contributions are also included in Principal Life's Contributions in the Non-Qualified Deferred Compensation and Other Deferred Compensation Plan table on page 43.

Name	401(k) Matching Contributions Made by Principal Life	Excess Plan Matching Contributions Made by Principal Life	Total
Zimpleman	$6,188	$50,628	$56,816
Lillis	$4,950	$12,478	$17,428
Houston	$8,186	$46,274	$54,460
McCaughan	$5,867	$0	$5,867
Sorensen	$6,600	$39,711	$46,311
(8)
Sum of the total dollar value of the other columns in this table.

 Grants of Plan Based Awards for Fiscal Year End December 31, 2010

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)
												Grant Date Fair Value of Stock and Option Awards(6)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units Awards(#)(3)
Zimpleman			N/A	$1,406,769	$8,000,000
	2/23/2010	2/23/2010				NA	67,537	101,306				$1,499,997
	2/23/2010	2/23/2010								144,700	$22.21	$1,661,156
	2/23/2010	2/23/2010							22,512			$499,992
Lillis			N/A	$336,552	$2,700,000
	2/23/2010	2/23/2010				NA	15,759	23,639				$350,007
	2/23/2010	2/23/2010								33,765	$22.21	$387,622
	2/23/2010	2/23/2010							2,927			$65,009
Houston			N/A	$720,542	$2,700,000
	2/23/2010	2/23/2010				NA	33,769	50,654				$750,009
	2/23/2010	2/23/2010								72,350	$22.21	$830,578
McCaughan			N/A	$1,617,807	$4,000,000
	2/23/2010	2/23/2010				NA	37,044	55,566				$822,747
	2/23/2010	2/23/2010								79,365	$22.21	$911,110
	2/23/2010	2/23/2010							11,436			$253,994
Sorensen			N/A	$371,370	$2,700,000
	2/23/2010	2/23/2010				NA	20,261	30,392				$449,997
	2/23/2010	2/23/2010								43,410	$22.21	$498,347
	2/23/2010	2/23/2010							2,927			$65,009

(1)
The maximum award shown is the maximum aggregate award payable under the Annual Incentive Pay Plan for the Named Executive Officers, based on the Bonus Pool. In determining the actual annual incentive award payable, the Human Resources Committee exercises negative discretion to reduce the amount payable from the maximum award determined under the Annual Incentive Pay Plan as described on pages 28-30.

(2)
These columns reflects PSUs granted on February 23, 2010. The PSUs granted in 2010 will vest on December 31, 2012 and will pay out either if the ROE or operating income threshold performance measure is met. The maximum payout for the 2010 PSUs is 150% of the target number of PSUs.

(3)
This column reflects RSUs granted on February 23, 2010 as discussed on pages 30-32.

(4)
The options vest in three equal annual installments beginning on the first anniversary of the grant date. The options are not eligible for dividend equivalents. The number of stock options awarded to each Named Executive Officer in a given year is calculated by dividing the present value of one option into the portion of the Adjusted Target Award Opportunity (50%) to be delivered in options, using the Black-Scholes model (but adjusting for the possibility that some options may be forfeited because Executives may terminate their employment prior to the options vesting).

(5)
The per-share option exercise price is the closing price of the Common Stock on the date of grant.

(6)
Represents the grant date fair value of the award at target.

 Outstanding Equity Awards At Fiscal Year End December 31, 2010

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)(2)
Zimpleman(4)	04/29/2002	41,095	0	$27.48	04/29/2012
	02/25/2003	48,353	0	$27.57	02/25/2013
	02/24/2004	77,790	0	$36.30	02/24/2014
	02/28/2005	108,185	0	$39.02	02/28/2015
	02/27/2006	82,885	0	$49.25	02/27/2016
	06/01/2006	1,120	0	$54.45	06/01/2016
	02/26/2007	74,935	0	$62.63	02/26/2017
	02/26/2008	95,323	47,662	$60.10	02/26/2018	0	$0
	02/24/2009	122,871	245,744	$11.07	02/24/2019	87,332	$2,843,530
	02/23/2010	0	144,700	$22.21	02/23/2020	91,718	$2,986,338
Lillis(5)	02/26/2008	4,920	2,460	$60.10	02/26/2018	0	$0
	05/19/2008	9,003	4,502	$56.42	05/19/2018	0	$0
	02/24/2009	12,563	25,127	$11.07	02/24/2019	8,291	$269,955
	02/23/2010	0	33,765	$22.21	02/23/2020	19,032	$619,682
Houston	02/26/2008	24,720	12,360	$60.10	02/26/2018	0	$0
	02/24/2009	43,270	86,540	$11.07	02/24/2019	30,755	$1,001,383
	02/23/2010	0	72,350	$22.21	02/23/2020	77,691	$2,529,619
McCaughan	04/29/2002	79,030	0	$27.48	04/29/2012
	02/25/2003	80,950	0	$27.57	02/25/2013
	02/24/2004	74,960	0	$36.30	02/24/2014
	02/28/2005	91,955	0	$39.02	02/28/2015
	02/27/2006	63,760	0	$49.25	02/27/2016
	02/26/2007	48,990	0	$62.63	02/26/2017
	02/26/2008	40,393	20,197	$60.10	02/26/2018	0	$0
	02/24/2009	57,851	115,704	$11.07	02/24/2019	94,183	$3,066,598
	02/23/2010	0	79,365	$22.21	02/23/2020	49,378	$1,607,748
Sorensen	02/26/2008	19,266	9,634	$60.10	02/26/2018	0	$0
	02/24/2009	31,536	63,074	$11.07	02/24/2019	22,415	$729,832
	02/23/2010	0	43,410	$22.21	02/23/2020	23,617	$768,970

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Executive's death, disability or retirement, or upon the occurrence of a Change of Control.

(2)
Assumes a stock price of $32.56 per share, which was the closing price of a share of Common Stock on the last trading day of the year, December 31, 2010, reported for the New York Stock Exchange-Composite Transactions.

(3)
The performance based RSUs granted in 2009 will vest on December 31, 2011 and will payout if the ROE threshold performance measure is met. The PSUs granted in 2010 will vest on December 31, 2012 and will pay out if either the ROE or operating income threshold performance measure is met.

(4)
Mr. Zimpleman received additional options and PSAs on June 1, 2006, when he was promoted to President and COO.

(5)
Mr. Lillis received additional options and PSAs on May 19, 2008, in connection with his promotion to CFO.

        Executives may defer performance based RSUs, PSUs and PSAs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

 Pension Benefits

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age(2)	Payments During Last Fiscal Year
Zimpleman	Qualified pension	37	$1,347,485	$0
	DBNQ	37	$8,369,771	$0
Lillis	Qualified pension	28	$1,162,912	$0
	DBNQ	28	$982,479	$0
Houston	Qualified pension	26	$356,287	$0
	DBNQ	26	$826,507	$0
McCaughan	Qualified pension	8	$158,129	$0
	DBNQ	8	$1,306,570	$0
Sorensen	Qualified pension	12	$485,621	$0
	DBNQ	12	$1,185,819	$36,276	(3)

(1)
As of December 31, 2010.

(2)
Benefit calculations have been made using the following assumptions:

•
Discount Rate: 6.0% for December 31, 2009 and 5.65% for December 31, 2010 benefits;

•
Mortality: UP94 projected to 2008 with Scale AA for December 31, 2009, and 2010 IRS Prescribed Mortality — Static Annuitant, Male & Female for December 31, 2010, benefits;

•
Cost of living increase: 1.875% for both December 31, 2009, and December 31, 2010, benefits,

•
No disability;

•
Assumes retirement age of 62 for Messrs. Zimpleman and Lillis, who could retire at such age and receive unreduced benefits under the terms of the plans. Assumes a retirement age of 65 for Messrs. Sorensen and Houston, as they will not have unreduced benefits prior to age 65; and assumes current cash balance account for Mr. McCaughan;

•
Assumes a spouse 3 years younger; and

•
Cash balance interest crediting rate of 5.5% for December 31, 2009 and for December 31, 2010.

(3)
Mr. Sorensen attained age 65 in July 2010 at which time the accrued DBNQ benefit of $346.09 was payable as a cash lump sum valued at $36,276. Previously in 2009, a fixed date distribution of his full DBNQ benefit of $7,556.60 was paid in cash lump sum in the amount of $912,700.

Retirement Plan Information

        Principal Life has a qualified defined benefit retirement plan ("DB Plan") and a DBNQ. The DB Plan vests after three years of service. The DBNQ vests at the later of one year of plan participation or three years of service. The DBNQ is intended to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on qualified pension plans. The DB Plan and DBNQ are coordinated and together are designed to target a replacement ratio of approximately 65% of average cash compensation, less Social Security benefits. On January 1, 2002, Principal Life amended the DB Plan and NQDB to include a cash balance pension formula. The impact of these changes is:

  •
  Employees hired before January 1, 2002, will receive the greater of the benefit based on (i) the traditional benefit formula or (ii) the cash balance formula; and

  •
  Employees hired on and after January 1, 2002, will receive the cash balance formula.

        Effective January 1, 2006, the DB Plan and DBNQ were amended to reduce future benefit accruals under these plans for Non-Grandfathered Choice Participants(6).

        Effective January 1, 2010, the DB Plan and the DBNQ were amended to stop future benefit accruals for investment professionals within Principal Global Investors, including Mr. McCaughan, for the reasons stated in the Compensation Discussion and Analysis, page 33. Interest credits on cash balance benefits accrued prior to January 1, 2010, will continue to be provided pursuant to the terms of these plans.

        The DB plan and DBNQ formulas are illustrated below and reflect the above referenced changes.

Plan Provision	Benefit Formula for Grandfathered Choice Participants(7)
Benefit Formula — DB Plan	39.2% of Average Compensation(8) below the Integration Level(9) plus 61.25% of Average Compensation above the Integration Level.
Benefit Formula — DBNQ	The DBNQ benefit formula for employees hired before January 1, 2002, who are also Grandfathered Choice Participants the greater of:
• 65% of the employee's Average Compensation, offset by Social Security and DB Plan benefits; or
•

The traditional or cash balance DB Plan benefit for Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

(6)
Non-Grandfathered Choice Participants are employees who were employed as of December 31, 2005, but did not satisfy the age or service requirements as of that date or employees who met the requirements but elected not to retain prior benefits.

(7)
Grandfathered Choice Participants are employees who were age 47 or older with at least ten years of service on December 31, 2005, and who elected to retain the prior benefit provisions under the DB Plan and the DBNQ and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.

(8)
The highest five consecutive years' total pay out of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and annual incentive bonus.

(9)
The Covered Compensation Table in the Tax Code.

Plan Provision	Benefit Formula for Grandfathered Choice Participants
Benefit Formula — Cash Balance	The Annual Pay Credits are calculated using the table below.
	Points	Annual Pay Credit
	(age + service yrs)	Contribution on all Pay(10)	Contribution on Pay above Integration Level(11)
	< 40	4.00%	2.00%
	40 – 49	5.50%	2.75%
	50 – 59	7.00%	3.50%
	60 – 69	9.00%	4.50%
	70 – 79	11.50%	5.75%
	80 or more	14.00%	7.00%
Reduction if payments start earlier than Normal Retirement Age
	The Company subsidizes early retirement if the Executive remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

	If the Executive retires after Early Retirement Age but before Normal Retirement Age (age 65), those benefits received by the Executive prior to age 62 are reduced to reflect payments are beginning at an earlier age. The early retirement benefits range from 75% at age 57 to 95% at age 61.

	If the Executive terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.
	Benefits receive a Cost of Living(12) adjustment after retirement benefits commence.

Plan Provision	Benefit Formula for Non-Grandfathered Choice Participants
Benefit Formula — DB Plan	35% of Average Compensation below the Integration Level plus 55% of Average Compensation above the Integration Level.
Benefit Formula — DBNQ	The DBNQ benefit formula for employees hired before January 1, 2002, who are Non-Grandfathered Choice Participants is:
•

The traditional or cash balance pension plan benefit for Non-Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

A different benefit formula was in effect until January 1, 2006, for the DB Plan and DBNQ. For employees that were active participants of the plan on December 31, 2005, their accrued benefit on any date will not be less than their accrued benefit determined as of December 31, 2005.

(10)
"Pay" is the Named Executive Officer's base salary and annual incentive bonus.

(11)
The Social Security Taxable Wage Base.

(12)
Seventy-five percent of increase in the Consumer Price Index. An average is taken for October through September and applied to the following year.

Plan Provision	Benefit Formula for Non-Grandfathered Choice Participants
Benefit Formula — Cash Balance	The Annual Pay Credits are calculated using the table below.
	Points	Annual Pay Credit
	(age + service yrs)	Contribution on all Pay	Contribution on Pay above Integration Level
	< 40	3.00%	1.50%
	40 – 59	4.00%	2.00%
	60 – 79	5.50%	2.75%
	80 or more	7.00%	3.50%
Reduction if payments start earlier than Normal Retirement Age
	The Company subsidizes early retirement if the Executive remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits. The subsidy is less for benefits accrued after December 31, 2005.

	If the Executive retires after Early Retirement Age but before Normal Retirement Age (age 65), those benefits received by the Executive prior to age 62 are reduced to reflect payments are beginning at an earlier age. The early retirement benefits range from 75% at age 57 to 95% at age 61 (and 97% at age 64 for benefits earned after December 31, 2005).

	If the Executive terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.
	Benefits accrued as of December 31, 2005 receive a Cost of Living adjustment after retirement benefits commence.

        Messrs. Zimpleman and Lillis are Grandfathered Choice Participants. Messrs. Houston and Sorensen are Non-Grandfathered Choice Participants, and will receive the greater of the cash balance benefit or the traditional benefit formula. Prior to January 1, 2010, Mr. McCaughan accrued benefits under the Non-Grandfathered Choice Participants cash balance formula.

Distributions

        Participants receive an annuity under the traditional benefit formula in the DB Plan. The earliest this benefit may be received is at age 57 with ten years of service. The qualified cash balance benefit formula in the DB Plan allows for benefits in the form of an annuity or as a lump sum (payable immediately upon termination/retirement or deferred to a later date).

        DBNQ benefits may be paid as a lump sum at termination/retirement, or as an annuity at the later of age 57 or termination/retirement. All benefit payments for specified employees, including the Named Executive Officers, will be made no earlier than six months after termination, as required by Section 409A of the Tax Code. Distributions may also be allowed at death or change of control. If an individual was a participant in the plan prior to January 1, 2010, then a mandatory payment occurs at age 65. Additionally, participants in the DBNQ Plan prior to January 1, 2010, could make an election for benefits to be paid to them on a date they specified between age 60 and 65.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

Name	Executive Contributions in last Fiscal Year ($)(1)	Principal Life Contributions in last Fiscal Year ($)(2)	Aggregate Earnings in last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at last Fiscal Year End ($)(5)
Zimpleman	$168,760	$50,628	$259,346	$0		$1,649,057
Lillis	$24,956	$12,478	$33,472	$12,576	(3)	$215,281
Houston	$61,699	$46,274	$117,727	$74,568	(3)	$748,448
McCaughan	$0	$0	$363,784	$0		$2,078,541
Sorensen	$99,278	$39,711	$1,857	$127,190	(4)	$52,761

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on page 35 or represent annual incentive payment deferrals earned in 2009 and credited to the Executives' accounts during 2010.

(2)
The amounts shown as "Principal Life Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on page 35.

(3)
The amounts shown as "Aggregate Withdrawals/Distributions" represent deferred cash payouts to Mr. Houston and Mr. Lillis paid in 2010 for awards under the prior Long-Term Performance Plan granted in 2002 that vested in 2005. Mr. Houston and Mr. Lillis, neither of whom were named executive officers in 2005, previously elected to defer payment until 2010.

(4)
Mr. Sorensen received his age 65 lump sum distribution from the Plan in the amount of $127,190 on 7-17-2010. Previously, Mr. Sorensen had received a lump sum distribution due to a fixed date election on 8-1-09 in the amount of $880,734.39.

(5)
The end of year 2010 "Aggregate Balances" include the following deferrals and matching contributions from years prior to 2010:

Name	Employee Deferral Prior To 1/1/2010	Principal Life Match Prior To 1/1/2010	Total
Zimpleman	$1,026,430	$234,177	$1,260,607
Lillis	$86,156	$38,444	$124,600
Houston	$324,950	$162,542	$487,492
McCaughan	$998,343	$581,568	$1,579,911
Sorensen	$31,259	$11,559	$42,818

Qualified 401(k) Plan and Excess Plan

        The qualified 401(k) plan allows for deferral of one to 15% of base salary (one to 100% if not contributing to the Excess Plan) and one to 100% of awards under the Annual Incentive Plan or PrinPay Plan up to the limits imposed by the Tax Code. Principal Life provides matching cash contributions of (i) 50% of deferrals, up to a maximum deferral of six percent of the employee's pay (base salary and annual bonus) for Grandfathered Choice Participants and (ii) 75% of deferrals, up to a maximum of eight percent of the employee's pay (base salary and annual bonus) for all other participants. Effective January 1, 2010, the Excess Plan was amended to exclude investment professionals of Principal Global Investors, including Mr. McCaughan, from participation. These individuals continue to have investment direction over contributions made prior to January 1, 2010, and benefits will be paid in accordance with the terms of the Excess Plan.

        The qualified 401(k) plan offers 20 investment options (including the Company's Common Stock) and investment return is based on the participant's investment direction. Distributions from the plan are allowed at various times including at termination of employment, death and disability. Vesting in the qualified plan before January 1, 2006, is a five-year graded schedule and is a three-year cliff schedule after this date.

        The Excess Plan allows for deferral of one to 15% of base salary and deferral of one to 100% of awards under the Annual Incentive Plan or PrinPay Plan. Principal Life provides matching cash contributions identical to those in the 401(k) Plan, but without regard to the limitations on such contributions imposed under the Tax Code. The investment options available to plan participants are set out below. Plan participants can direct their investments, and the participants' investment returns are based on their investment selections. Deferrals and matching contributions in the Excess Plan are immediately vested. Distributions from the Excess Plan are allowed at various times, including termination of employment, death, specified date, disability, change of control, mandatory distribution at age 65 and in the event of an unforeseeable emergency.

        The following funds are the investment options available to all participants in the Excess Plan:

Investment Option	1 Year Rate Of Return (12/31/2010)
Principal LargeCap Value III Inst Fund	13.01%
Principal LargeCap Value Inst Fund	14.21%
Principal LargeCap S&P 500 Index Inst Fund	14.79%
Principal LargeCap Growth Inst Fund	18.18%
Principal LargeCap Growth I Inst Fund	19.91%
Principal MidCap Blend Inst Fund	23.78%
Principal MidCap Growth III Inst Fund	27.46%
Principal SmallCap Value II Inst Fund	27.46%
Principal SmallCap S&P 600 Index Inst Fund	25.78%
Principal Small Cap Growth I Inst. Fund	35.68%
Principal Real Estate Securities Inst Fund	25.43%
Principal International Emerging Markets Inst Fund	18.67%
Principal Diversified International Inst Fund	13.43%
Principal LifeTime Strategic Income Inst Fund	11.19%
Principal LifeTime 2010 Inst Fund	13.91%
Principal LifeTime 2020 Inst Fund	14.86%
Principal LifeTime 2030 Inst Fund	15.53%
Principal LifeTime 2040 Inst Fund	15.85%
Principal LifeTime 2050 Inst Fund	16.02%
Principal Money Market Inst Fund	0%
Principal Bond & Mortgage Securities Inst Fund	11.30%
Principal Inflation Protection Inst. Fund	7.15%
Principal Government & High Quality Bond Inst Fund	6.23%
Principal Financial Group, Inc. Employer Stock Fund	37.73%

Payments Upon Termination

Employment Agreement

        The Company has an employment agreement dated May 1, 2008, with Mr. Zimpleman for his service as the Company's CEO. The employment agreement has an initial term through May 1, 2011, but the term of the agreement automatically extends to create a new one-year term unless either Mr. Zimpleman or the Company notifies the other of the intention not to extend the agreement. Under his employment agreement, Mr. Zimpleman is entitled to certain benefits if his employment involuntarily terminates under certain circumstances other than upon a Change of Control. The following table illustrates the amounts that would have been payable to him had he been involuntarily terminated on December 31, 2010.

Payments Upon Termination

Name	Lump Sum Payment	Benefits Following Termination	Value of Retirement Enhancement	Outplacement	Total
Zimpleman(1)	$3,000,000	$18,209	$0	$10,000	$3,028,209

(1)
The lump sum amount is one and one-half times the sum of Mr. Zimpleman's annual base salary and target annual bonus. He would also receive life and medical insurance and dental benefits for 24 months following termination (the cost to the Company is illustrated, minus the contributions Mr. Zimpleman would pay).

Severance Plans

        Messrs. Houston, Lillis and Sorensen are eligible for severance under the Company's severance plan if they are terminated as a result of lay-offs, position elimination or similar reasons. Executives are disqualified from receiving severance benefits if they take another comparable job with Principal Life, fail to sign a release of claims against Principal Life, and/or other specified reasons.

        The benefit payable under the severance plan is the greater of one week of base salary for each year the Executive worked for Principal Life, or two weeks of base salary for each $10,000 of the Executive's annual base salary (rounded to the nearest $10,000). The severance plan has a minimum benefit of six weeks and a maximum benefit of 52 weeks of base pay, and also provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under COBRA. The following table illustrates the severance benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2010.

        Pursuant to the agreement made with Mr. McCaughan when he was hired, if he is terminated without "Cause", as that term is defined in the Change of Control Employment Agreements (see below), he will be paid (i) one year's base compensation and one year's annual bonus at target, and (ii) all other accrued entitlements, in accordance with the terms of the relevant plan.

Name	Severance	Outplacement Services	COBRA Reimbursement	Total
Lillis	$400,000	$10,500	$1,211	$411,711
Houston	$500,000	$10,500	$3,833	$514,333
McCaughan	$1,919,750	$10,500	$2,408	$1,932,658
Sorensen	$450,000	$10,500	$2,502	$463,002

        In circumstances in which the severance plan does not apply, the Human Resources Committee would determine any severance benefits paid to the Named Executive Officers in its discretion.

Change of Control Employment Agreements

        The Company entered into new Change of Control Employment Agreements in 2010 with each of the Named Executive Officers, which replaced previously effective agreements. These Agreements have a term of two years and will automatically renew for successive one-year periods unless the Company provides a notice electing not to extend the term. If during the term of these agreements a "Pre-Change of Control Event" or a "Change of Control" occurs, the term of the agreements will extend until the second anniversary of a Change of Control. The new agreements differ from the prior agreements in that the severance benefit for Messrs. Zimpleman, Houston, McCaughan and Sorensen was reduced from three times annual compensation to two times; for all Executives, a provision was eliminated that provided an increase in retirement benefits as though the Executives had additional years of service and age at the time they were terminated, and the provision that authorized an additional payment to offset any excise taxes imposed under Section 4999 of the Tax Code was eliminated. The Company also discontinued the tax gross-up payment provision for all Executive Officers effective December 2010. Instead, these agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Code, and if reducing the amount of the payments would result in greater benefits to the Executive (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), the Company will reduce the Change in Control payments by the amount necessary to maximize the benefits received by the Executive Officer, determined on an after tax basis. In addition to the benefit of having to make fewer payments, if the benefits payable to any of the Named Executive Officers are reduced, all of the payments will be eligible to be deducted by the Company for federal income tax purposes.

        The severance and other benefits provided under these agreements will be available to covered Executives upon a Change of Control if their employment is terminated following or in connection with a pre-change of control event, or if any third party ends or adversely changes the terms and conditions of the Executive's employment. For an Executive termination prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs. Under these Agreements, a "Pre-Change of Control Event" means:

  •
  an offer that would result in a third party owning 40% or more of the Company's voting securities;

  •
  a proxy solicitation or contest for the election of one or more members of the Company's Board; or

  •
  an agreement that would result in a Change of Control.

        Under these Agreements, a Change of Control means:

  •
  any person becoming an owner of 40% or more of the Company's Common Stock;

  •
  the Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;

  •
  a merger, reorganization, consolidation or similar transaction in which the shareholders of the Company do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

  •
  approval by the shareholders of the Company of a sale of its assets or a plan of liquidation.

        These Agreements also:

  •
  provide that the Executives receive specified salary, annual incentive compensation and benefits for a period of two years following a Change of Control if the Executive's employment continues after the Change of Control;

  •
  provide that if the successor to the Company agrees to issue equity to replace the equity awards the Executives received from the Company, the Executive's outstanding equity awards will continue or will become equity related to the common stock of the successor company ("Successor"). Any outstanding performance-based equity awards will be converted into time-vesting restricted stock or RSUs for Company stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Human Resources Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;

  •
  provide for severance and other benefits if the Executive's employment is terminated without "Cause" or by the Executive voluntarily for "Good Reason." Termination without cause or by the Executive for good reason is referred to as a "qualifying termination;" and

  •
  provide that the Executive will vest in all benefits previously accrued under the DBNQ and Excess Plans, and these benefits will be paid in accordance with these plans.

        The benefits the Executive receives upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the DBNQ, according to change of control distribution elections on file for these plans.

        For purposes of the Agreements, "Good Reason" means negative changes in the terms and conditions of the Executive's employment, consisting of:

  •
  failure to pay base salary or any required increase in salary;

  •
  failure to pay the annual bonus or a reduction in annual bonus opportunity;

  •
  material adverse change in position, authority or duties;

  •
  material reduction in the aggregate compensation and benefits;

  •
  relocation to any office or location other than where the Executive worked before the Change of Control;

  •
  any material breach of the Change of Control Employment Agreement;

  •
  any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or

  •
  the failure of the successor to be bound by the Agreements.

        "Cause" means any one or more of the following:

  •
  commission of certain crimes;

  •
  the Executive's misconduct or habitual neglect of duties; or

  •
  the Executive's willful or intentional breach of the Executive's Change of Control Agreement.

        The benefits to be paid or provided under the Agreements if termination occurs for Good Reason or without Cause consist of:

  •
  lump-sum severance benefits equal to two times the sum of the annual base salary and target annual bonus.

  •
  immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, performance based RSUs, performance units, RSUs and deferred stock units;

  •
  a pro-rated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and

  •
  the reimbursement for legal fees and other related expenses to enforce the Agreements.

        In addition, until the third anniversary of the date of the Executive's termination (the second anniversary for Mr. Lillis), the Executive and his eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Executives whose employment continues.

        Pursuant to these Agreements, Mr. Zimpleman has agreed that for 18 months, and the other Named Executive Officers for one year, following a termination of employment that results in the Executive receiving the severance benefits described above, the Executive will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

Potential Payments Upon Termination Related to a Change of Control

        The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control:

        The calculations assume:

  •
  termination occurred on December 31, 2010;

  •
  per share price of the Company's Common Stock was $32.56, which was the closing price as of December 31, 2010, the last trading day of the year;

	Zimpleman	Lillis	Houston	McCaughan	Sorensen
Cash Severance(1)	$4,000,000	$1,400,000	$2,250,000	$3,839,500	$1,530,000
Spread on Previously Unvested Options	$6,778,662	$889,425	$2,608,567	$3,307,885	$1,804,732
Value of Previously Unvested Restricted Stock and Performance Shares(2)	$5,829,868	$889,637	$3,531,002	$4,674,346	$1,498,802
Value of Previously Unvested Long Term Cash Performance Units(2)	n/a	$119,625	n/a	n/a	n/a
Benefits Continuation(3)	$39,399	$23,935	$53,033	$53,643	$36,886
Accelerated Pension Benefit(4)	$0	$0	$0	$0	$0
Total Termination Benefits (before taxes)	$16,647,929	$3,322,622	$8,442,602	$11,875,374	$4,870,420

(1)
Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Executives would be entitled to a pro-rata bonus for the year of termination.

(2)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2010, where vesting would be accelerated, at a stock price of $32.56. Performance shares granted in 2008 are valued using 0% of the target number of shares, based on our performance-to-date as of December 31, 2010. Performance shares granted in 2009 and 2010 are valued at target, based on our performance-to-date as of December 31, 2010. Long term cash performance units are not tied to stock price and therefore are valued at target.

(3)
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Executive's termination and outplacement services, except for Mr. Lillis, who would receive these benefits for two years.

(4)
Represents the lump-sum present value of the accelerated vesting of unvested retirement benefits.

PROPOSAL THREE — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company's Executive compensation program is designed to reward Executives who contribute to the achievement of the Company's business objectives and attract, retain and motivate talented Executives to perform at the highest level and contribute significantly to the Company's success. The program is designed to tie the delivery of Executive compensation to the achievement of the Company's long and short term financial and strategic goals and to align the interests of Executives and shareholders. The purposes and objectives of, and the rationale behind, the Company's compensation program are described in significant detail in the Compensation Discussion & Analysis, starting on page 24.

  •
  Our executive compensation is, in large measure, highly variable and directly linked to our short term and long term financial and strategic goals and the performance of the Company's stock price over time.

  •
  There was no payout for the 2007 and 2008 performance share awards because the performance measures were not met.

  •
  Executives receive a significant portion of total compensation opportunity in the form of equity based long term incentives and are required to own stock in the Company to ensure their interests are aligned with the shareholders' interests and long term performance of the Company.

  •
  The Company prohibits all employees, including Executive Officers, from purchasing any Company securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options.

  •
  The Company has a compensation recovery policy to recover incentive compensation paid to Executive Officers if the amount of the compensation was based on achievement of financial results that were subsequently restated, if, in the opinion of the Committee, the Executive Officer engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and the amount of the Executive Officer's incentive compensation or equity award would have been lower had the financial results been properly reported.

  •
  In 2010, we entered into new Change of Control Agreements with Executives, with reduced benefits, including elimination of excise tax gross ups.

  •
  We do not provide perquisites to Executives that are not offered to all employees, with the exception of one physical examination per year, and we do not provide income tax gross ups on perquisites.

  •
  Our programs are designed to be financially efficient, from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure tax deductibility of all compensation.

        Shareholders are being asked to vote on the Company's compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis and the compensation tables and the accompanying narratives in this Proxy Statement.

        This vote is not intended to address any specific item of compensation, but the Company's overall compensation related to our Named Executive Officers. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Human Resources Committee, which is responsible for designing and administering the Company's executive compensation program values shareholder opinions and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

        This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to vote "For" or "Against" our fiscal year 2010 Executive compensation programs for the Named Executive Officers through the following resolution:

        RESOLVED that the compensation paid to the Company's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.

The Board of Directors recommends that shareholders vote "For" this resolution.

PROPOSAL FOUR — FREQUENCY OF SAY ON PAY VOTES

        Shareholders are being asked to vote on how often they will be able to vote on approval of the Company's compensation policies and procedures for the Named Executive Officers. Shareholders may vote that this occurs every one, two or three years or may abstain from voting. The Company believes that a vote every three years would:

  •
  Promote longer term thinking and is more consistent with the Company's longer term compensation objectives, three year vesting schedule for long term incentive awards and the long term nature of the Company's business and financial results. This long term focus is critical for the Company because we compete in businesses in which long term performance is important, such as retirement products, life insurance and asset management.

  •
  Provide shareholders the ability to evaluate the effectiveness of our compensation philosophy, polices and practices in the context of our long term business results, while avoiding an over emphasis on short term business results; and

  •
  Provide the Company with time to consider the results of Say on Pay votes, respond to shareholder views and implement changes.

        Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Human Resources Committee, which is responsible for designing and administering the Company's Executive compensation program values shareholder opinions, and will consider the outcome of the vote when deciding how frequently shareholders should be asked to vote to approve Executive compensation.

        The next vote on the frequency of say on pay votes will be held at the Annual Meeting in 2014.

        RESOLVED, that the shareholders of the Company indicate by their vote on this resolution, whether the shareholders' advisory vote on executive compensation should take place every year, every two years, or every three years, or that they abstain from voting.

The Board of Directors recommends that shareholders vote that the frequency of the vote on executive compensation be every three years.

PROPOSAL FIVE — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

        Subject to shareholder ratification, the Audit Committee has appointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011. The Company or Principal Life has used Ernst & Young LLP as its independent registered public accountants for several years. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accountants.

        RESOLVED, that the appointment of Ernst & Young, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011 be ratified.

The Board of Directors recommends that shareholders vote "for" this resolution.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2010 consolidated financial statements.

Audit Fees

        The Company estimates that the aggregate fees billed by its independent registered public accounting firm in 2010 and 2009 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company's independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $6,632,313 and $6,553,300, respectively.

 Audit-Related Fees

        The Company estimates that the aggregate fees billed by its independent registered public accounting firm in 2010 and 2009 for professional services rendered in connection with audit-related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation, were approximately $1,111,053 and $1,109,900, respectively.

Tax Fees

        The Company estimates that the fees billed by its independent registered public accounting firm for professional services rendered in connection with tax services consisting of tax consultations and compliance totaled approximately $34,273 in 2010 and $10,000 in 2009. Tax compliance generally involves preparation, assistance or attestation related to tax filings in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and developing tax-efficient structures for subsidiary operations.

All Other Fees

        The Company paid $10,000 for a software license to its independent registered public accounting firm in 2010. The software is a monthly electronic bulletin that identifies new products, riders, or other guarantees offered by financial services companies within the retirement services business. Quarterly, a summary with more detailed information gathered from public sources and subscribing companies is also published. This service provides subscribers with a continuously updated and comprehensive list of product information and market developments within the retirement services business. The information provided through this service is the same for each subscriber and no additional advisory services are offered through this license agreement with Ernst & Young LLP. The Company paid no fees to its independent registered public accounting firm in 2010 for any other services not described in the three categories listed immediately above.

        The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company's independent registered public accountant proposes to provide to the Company, its majority-owned subsidiaries, employee benefit plans or affiliates. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to assure that the provision of such services does not impair any auditor's independence. Pursuant to the policy, each quarter Company management presents to the Committee for preapproval a detailed description of each service for which preapproval is sought and a range of fees for each service. The policy accords the Audit Committee Chair authority to preapprove changes to any range of fees applicable to services previously approved by the Audit Committee. The Audit Committee Chair may also preapprove services and a range of fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non-audit services by the independent registered public accountant, the Audit Committee will consider whether the services are compatible with the maintenance of the independent registered public accountant's independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.

        The Audit Committee did not approve the services described above under the captions "Audit-Related Fees," "Tax Fees" and "All Other Fees" by utilizing the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as otherwise indicated below, the following table shows, as of March 7, 2011, beneficial ownership of shares of Common Stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and executive officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	20,673,567	6.4%
Nippon Life Insurance Company(3) 3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan	18,137,000	5.67%
Betsy J. Bernard	17,086	*
Jocelyn Carter-Miller	21,322	*
Gary E. Costley	28,738	*
Michael T. Dan	9,464	*
Dennis H. Ferro	1,000
C. Daniel Gelatt(4)	325,096	*
J. Barry Griswell	1,424,185	*
Sandra L. Helton	28,546	*
William T. Kerr	21,581	*
Richard L. Keyser	24,189	*
Arjun K. Mathrani	18,303	*
Elizabeth E. Tallett	24,797	*
Daniel J. Houston(5)	353,267	*
Terrance J. Lillis(5)	93,590	*
James P. McCaughan	686,792	*
Norman R. Sorensen(5)	247,798
Larry D. Zimpleman	926,388	*
All Directors and Executive Officers as a group (22 persons)	5,277,936	1.64%

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 7, 2011 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Ms. Bernard, 11,611; Ms. Carter-Miller, 13,332; Dr. Costley, 11,611; Mr. Dan, 9,464; Mr. Ferro, 0; Dr. Gelatt, 15,769; Mr. Griswell, 0; Ms. Helton, 11,611; Mr. Kerr, 0; Mr. Keyser, 15,344; Mr. Mathrani, 14,483; Ms. Tallett, 15,344; Mr. Houston, 8,864; Mr. Lillis, 765; Mr. McCaughan, 0; Mr. Sorensen, 7,765; Mr. Zimpleman, 38,579; and all other executive officers as a group, 160,176.

(2)
The information regarding beneficial ownership by T. Rowe Price Associates, Inc. ("Price Associates") is based solely on a Schedule 13G filed by it with the SEC on February 9, 2011, which provided information as of December 31, 2010. According to the Schedule 13G, Price Associates has sole voting power with respect to 4,381,273 shares; shared voting power with respect to 0 shares; sole investment power with respect to 20,673,567 shares; and shared investment power with respect to 0 shares. Price Associates requested the inclusion of the following: These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2009, which provided information as of February 21, 2009. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares.

(4)
Includes 301,506 shares held by Gingko LLC of which Dr. Gelatt is a controlling shareholder, director and executive officer.

(5)
Includes the following shares held in the Demutualization separate account for the benefit of each person indicated, as to which none of such persons has voting power: Mr. Houston, 371; Mr. Lillis, 37; and Mr. Sorensen, 341.

        In addition to beneficial ownership of Common Stock, the Company's Directors and executive officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 7, 2011 pursuant to previously awarded stock options, RSUs, performance share units and non-transferable accounting-entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

        See "Directors' Compensation" on pages 21-23 for a discussion of the options and RSUs granted to non-employee Directors under the Principal Financial Group, Inc. 2005 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. See "Compensation Discussion and Analysis" beginning on page 24 for a discussion of the performance units credited to officers who defer receipt of awards under a long term performance plan, the options and RSUs granted under the 2010 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

        As of March 7, 2011, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 3,397; Ms. Carter-Miller, 3,397; Dr. Costley, 9,764; Mr. Dan, 3,397; Mr. Ferro, 3,358; Dr. Gelatt, 3,397; Mr. Griswell, 0; Ms. Helton, 3,397; Mr. Kerr, 0; Mr. Keyser, 3,397; Mr. Mathrani, 13,402; Ms. Tallett, 6,999; Mr. Houston, 186,163; Mr. Lillis, 68,350; Mr. McCaughan, 242,538; Mr. Sorensen, 98,779; and Mr. Zimpleman, 367,059.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership of the Company's securities and changes in reported ownership. Officers, Directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2010, the Company's officers, Directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except for one report for each of two officers. The Company discovered that a report for each of two officers was inadvertently not timely filed to disclose salary deferrals into an account that tracks the performance of the Company's Common Stock in the Excess Plan. The officers involved were Julia M. Lawler, Senior Vice President and Chief Investment Officer, and Mary A. O'Keefe, Senior Vice President and Chief Marketing Officer.

        Ms. Lawler and Ms. O'Keefe regularly defer salary into the Company Common Stock account of the qualified 401(k) Plan and Excess Plan. Salary is deferred into the 401(k) plan until the maximum contribution allowed by the Tax Code is reached, at which point salary is deferred into the Excess Plan. Each salary deferral into the 401(k) plan does not require a unique Section 16(a) report; each salary deferral into the Excess Plan does.

        In March of 2010, upon satisfying the maximum contribution level in their respective 401(k) plan accounts, Ms. Lawler's and Ms. O'Keefe's "excess" deferrals were made into the Excess Plan, exactly as the process is designed to work. Unfortunately, the movement of salary deferrals from the 401(k) plan to the Excess Plan was not noticed in time to comply with the two-day filing requirement for Section 16(a) reports. The Company undertakes to prepare Section 16(a) reports on behalf of its Directors and officers. A transition of duties and associated lack of communication within the Company caused the reports to be inadvertently filed after the due date.

APPENDIX A
PROPOSED AMENDED ARTICLE V OF THE COMPANY'S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO IMPLEMENT THE ANNUAL ELECTION
OF DIRECTORS, AS EXPLAINED IN PROPOSAL TWO
(New language is underlined; language to be deleted is stricken)
ARTICLE V
BOARD OF DIRECTORS;
MANAGEMENT OF THE CORPORATION

  Section 1.    Classified Board.    The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class ("Class I") whose initial term expires at the 2002 annual meeting of stockholders, another class ("Class II") whose initial term expires at the 2003 annual meeting of stockholders, and another class ("Class III") whose initial term expires at the 2004 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. At each annual meeting of stockholders of the Corporation, the date of which will be fixed pursuant to the By-Laws of the Corporation, and subject to the rights of the holders of shares of any class or series of Preferred Stock, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. At each annual meeting of the Corporation's stockholders commencing with the annual meeting held in 2011 and ending with the annual meeting in 2013, Directors elected to succeed those Directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the third annual meeting of stockholders following their respective elections. Directors elected at the annual meetings of the Corporation's stockholders in 2014 and 2015 shall each be elected for one-year terms expiring at the respective following annual meetings of stockholders.

  Section 2.    Elimination of Classified Board.    Commencing with the annual meeting of the Corporation's stockholders in 2016, the foregoing classification of the Board of Directors shall cease. At the annual meeting of the Corporation's stockholders in 2016 and at each annual meeting of the Corporation's stockholders thereafter, each nominee for Director shall stand for election to a one-year term expiring at the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office.

  Section ~~2~~ 3.    Director Discretion.    In determining what he or she reasonably believes to be in the best interests of the Corporation in the performance of his or her duties as a director, a Director may consider, to the extent permitted by law, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the Corporation's assets and otherwise, such factors as the Board of Directors determines to be relevant, including without limitation:

  (a)
  the interests of the policyholders of the Corporation's subsidiaries;

  (b)
  the long term and short term interests of the Corporation and its stockholders, including the possibility that the interests may be best served by the continued independence of the Corporation;

  (c)
  whether the proposed transaction might violate state or federal laws;

  (d)
  if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

  (e)
  the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

  Section ~~3~~ 4.    Management of Business.    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors and stockholders:

  (a)
  Subject to the rights of any holders of any series of Preferred Stock, if any, to elect additional Directors under specified circumstances, the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors may remove any Director or the entire Board of Directors, but only for cause; provided that Directors elected at annual meetings of the Corporation's stockholders in 2016 and later may be so removed with or without cause.

  (b)
  Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled in the manner provided in the By-Laws of the Corporation.

  (c)
  Advance notice of nominations for the election of Directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

  (d)
  The election of Directors may be conducted in any manner approved by the Board of Directors at the time when the election is held and need not be by written ballot.

  (e)
  All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Amended and Restated Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

  (f)
  The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Amended and Restated Certificate of Incorporation otherwise provide. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors.

APPENDIX B

        Companies in the McLagan Investment Management Survey

300 North Capital, LLC
Aberdeen Asset Management, Inc.
Acadian Asset Management, LLC
The Adams Express Company
AEW Capital Management
AllianceBernstein L.P.
Allianz Global Investors
American Beacon Advisors
American Century Investments
Analytic Investments, LLC
Aquila Investment Management LLC
Arrowstreet Capital, L.P.
Artio Global Management LLC
Ashfield Capital Partners, LLC
AXA Investment Managers
AXA Rosenberg Investment Management Ltd.
Babson Capital Management LLC
Baring Asset Management, Inc.
Batterymarch Financial Management, Inc.
Bessemer Group, Inc.
The Blackstone Group L.P.
BlackRock Financial Management, Inc.
William Blair & Company, L.L.C.
BNP Paribas Investment Partners
BNY Mellon Cash Investment Strategies
Boston Company Asset Management, LLC
Brandes Investment Partners, L.P.
Brandywine Global Investment Management, LLC
Bridgeway Capital Management, Inc.
Bridgewater Associates, Inc.
Brookfield Investment Management
Brown Brothers Harriman & Co.
Brown Advisory
Calamos Investments
The Capital Group Companies, Inc
Capital Growth Management
Christian Brothers Investment Services, Inc.
ClearBridge Advisors
Cohen & Steers, Inc.
Cohen & Company
Conning Holdings Corp.
Copper Rock Capital Partners, LLC
Declaration Management & Research LLC
Delaware Investments
Deutsche Asset Management
Diamond Hill Investment Group, Inc.
Dimensional Fund Advisors Inc.
Driehaus Capital Management LLC
DuPont Capital Management
Dwight Asset Management, LLC
Eagle Global Advisors, LLC
Eaton Vance Corporation
Epoch Investment Partners, Inc.
Federated Investors, Inc.
Fidelity Investments
Fiduciary Asset Management, LLC (Piper Jaffray)
Fischer Francis Trees & Watts, Inc.
Franklin Templeton Investments
Fred Alger Management, Inc.
FundQuest Incorporated
GE Asset Management
Glenmede Trust Company
Goldman Sachs Asset Management
Government of Singapore Inv. Corp. (NY Office)
Hansberger Global Investors, Inc.
Heartland Advisors, Inc.
Heitman
Henderson Global Investors (North America) Inc.
Hermes Fund Managers (North America)
Institutional Capital LLC (ICAP)
INTECH Investment Management LLC
Investment Counselors of Maryland
Invesco Plc
Jacobs Levy Equity Management, Inc.
Janus Capital Group
Jennison Associates LLC
JPMorgan Asset Management
Kayne Anderson Rudnick Investment Mgmt, LLC
Lazard Asset Management LLC
LM Capital Group, LLC
Logan Circle Partners LP
Loomis, Sayles & Company, L.P.
Lord, Abbett & Co. LLC
MacKay Shields LLC
Madison Square Investors
Mairs and Power, Inc.
Man Group plc
Managers Investment Group LLC
Matthews International Capital Management, LLC
Mellon Capital Management
Mercer Global Investments
MFS Investment Management
Morgan Stanley Investment Management
Munder Capital Management
Neuberger Berman Group
NFJ Investment Group L.P.
Nicholas Applegate Capital Management
Nikko Asset Management Americas, Inc.
Nomura Asset Management U.S.A. Inc.
Numeric Investors LLC
Nuveen Investments
NWQ Investment Management Company, LLC
Old Mutual Asset Management
Oppenheimer Funds, Inc.
Oppenheimer Capital LLC
Orbis Investment Management Limited
O'Shaughnessy Asset Management, LLC
PanAgora Asset Management, Inc.
PIMCO Advisors, L.P.
PineBridge Investments
Pioneer Investment Management, USA
Principal Global Investors
ProFund Advisors LLC
Putnam Investments
Pyramis Global Advisors
Pzena Investment Management, LLC
Raymond James Financial Services, Inc.
RBC Global Asset Management (U.S.) Inc.
RCM Capital Management LLC
Reich & Tang Asset Management, LLC
Research Affiliates, LLC
RiverSource Investment Advisors, LLC
RS Investment Management
Russell Investments
Rydex Investments
Sanders Morris Harris Group (Edelman Financial)
Sands Capital Management, LLC
Santa Barbara Asset Management, LLC
Saturna Capital
Schroder Investment Management NA Inc.
Charles Schwab Investment Management, Inc.
SCM Advisors LLC
Sit Investment Associates, Inc.
Societe General Asset Management
Standish Mellon Asset Management Company LLC
State Street Global Advisors
STW Fixed Income Management
Symphony Asset Management LLC
T. Rowe Price Associates, Inc.
Thompson, Siegel & Walmsley LLC
Thomson Horstmann & Bryant, Inc.
Tradewinds Global Investors, LLC
Trilogy Global Advisors, LLC
Trust Company of the West
UBS Global Asset Management
Urdang Capital Management, Inc.
The Vanguard Group, Inc.
Vaughan Nelson Investment Management, L.P.

Virtus Investment Partners, Inc.
Waddell & Reed Investment Management Co.
Wellington Management Company, LLP
Wentworth, Hauser & Violich Investment Counsel
Western Asset Management Company
Westpeak Global Advisors, LP
Westwood Holdings Group, Inc.
Winslow Capital Management Inc.
WisdomTree Investments, Inc.
XL Group

         Companies in the Towers Watson U.S. Financial Services Studies Executive Database

AAA Northern California, Utah &
Nevada
AEGON
AFLAC
AIG
Allianz
Allstate
Ally Financial
American Express
American Family Insurance
American United Life
Ameriprise Financial
Ameritrade
Auto Club Group
Aviva
AXA Group
Bank of America
Bank of Hawaii
Bank of New York Mellon
Bank of the West
BB&T
BBVA
Blue Cross Blue Shield of Florida
BOK Financial
Bremer Financial
Capital One Financial
CapitalSource
CIGNA
CIT Group
CNA
Cobank
Comerica
Commerce Bancshares
Conseco
Crump Group
Cullen Frost Bankers
CUNA Mutual
De Lage Landen
Equifax
Equity Office Properties
Erie Insurance
Farmers Group
Federal Home Loan Bank of San Francisco
Federal Reserve Bank of Atlanta
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Dallas
Federal Reserve Bank of Philadelphia
Federal Reserve Bank of San Francisco
Federal Reserve Bank of St. Louis
Fidelity Investments
Fifth Third Bancorp
Fireman's Fund Insurance
First Horizon National
Franklin Resources
Freddie Mac
Genworth Financial
Great-West Life Annuity
Guardian Life
Harris Bank
Hartford Financial Services
Highmark Blue Cross Blue Shield
Horizon Blue Cross Blue Shield of New Jersey
HSBC Holdings
Huntington Bancshares
ING
Jackson National Life
Janus Capital Group
John Hancock
KeyCorp
Liberty Mutual
Lincoln Financial
Loews
LPL Financial
M&T Bank
MAPFRE U.S.A.
Marsh & McLennan
Marshall & Ilsley
Massachusetts Mutual
MasterCard
MetLife
MoneyGram International
Moody's
Munich Re Group
Nationwide
Navy Federal Credit Union
NCCI Holdings
New York Life
Northwestern Mutual
Ohio National Financial Services
OneBeacon Insurance
Pacific Life
People's Bank
Phoenix Companies
PlainsCapital
PNC Financial Services
Principal Financial
PrivateBancorp
Progressive Corporation
Protective Life
Prudential Financial
RBC — US
Regions Financial
RGA Reinsurance Group
Russell Investments
Securian Financial Group
Security Benefit Group
SLM
State Farm Insurance
State Street
Sterling Bancshares
Sun Life Financial
SunTrust Banks
TD Bank Financial Group
Thrivent Financial for Lutherans
TIAA-CREF
TransUnion
Travelers
U.S. Bancorp
Union Bank of California
UnitedHealth
Unum Group
USAA
Visa
Webster Bank
Wellpoint
Wells Fargo
Willis Group Holdings

001CS40138 www.investorvote.com Step 1: Go to www.investorvote.com. Step 2: Follow the instructions on the screen to log in. Annual Meeting Notice 01AXDC + + IMPORTANT ANNUAL MEETING INFORMATION Important Notice Regarding the Availability of Proxy Materials for the Principal Financial Group, Inc. Annual Meeting to be Held on Tuesday, May 17, 2011 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! If you want to receive a paper copy or an e-mail of these materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2011 to facilitate timely delivery. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote Step 3: Click on the icon on the right to view the current meeting materials. Step 4: Return to the investorvote.com window and make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. 1234 5678 9012 345 C 1234567890 P F G 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Annual Meeting Notice Principal Financial Group, Inc.’s Annual Meeting will be held on May 17, 2011 at 711 High Street, Des Moines, Iowa, at 9:00 a.m. Central Daylight Time. The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 5 and every 3 YRS for proposal 4: 1. Election of 4 Directors 2. Annual election of Directors 3. Advisory vote on executive compensation 4. Advisory vote on the timing of future advisory votes on executive compensation 5. Ratification of independent auditors PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go to www.investorvote.com, or you can request a set of proxy materials by following the instructions at the bottom of this page. If you wish to attend the Annual Meeting, please bring proof of share ownership and photo identification with you. 01AXDC Directions to the Principal Financial Group, Inc. 2011 Annual Meeting Here's how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below. E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Telephone – Call us free of charge at 1-866-641-4276 in the USA, US territories & Canada using a touch-tone phone. Internet – Go to www.investorvote.com. E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials PFG” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the e-mail that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2011. 2011 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 17, 2011, 9:00 a.m. Central Daylight Time Auditorium 711 High Street, Des Moines, Iowa Upon arrival, please present proof of share ownership and photo identification at the registration desk. You do not need to attend the Annual Meeting to vote.

001CS40100 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01AXBC 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + C Change of Address IMPORTANT ANNUAL MEETING INFORMATION 3 Yrs 2 Yrs 1 Yr Abstain 5. Ratification of independent auditors A Election of Directors For Against Abstain 2. Annual election of Directors 3. Advisory vote on executive compensation 01 - Betsy J. Bernard 04 - Dennis H. Ferro 02 - Jocelyn Carter-Miller 03 - Gary E. Costley 1. The Board of Directors recommends a vote FOR the listed nominees. For Against B Proposals The Board of Directors recommends a vote FOR Proposals 2, 3, and 5 and every 3 YRS for Proposal 4. Abstain 4. Advisory vote on the timing of future advisory votes on executive compensation Change of Address — Please print new address below. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 1 1 2 6 6 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 2011 Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 17, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. Central Daylight Time, May 17, 2011, in the auditorium at the corporate headquarters. The shareholder signator(s) on this form hereby appoints Joyce N. Hoffman, Terrance J. Lillis and Karen E. Shaff, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2011 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations. SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE. Proxy — Principal Financial Group, Inc. 2011 Annual Meeting 2011 Annual Meeting of Principal Financial Group, Inc. Shareholders Tuesday, May 17, 2011, 9:00 a.m. Central Daylight Time Auditorium 711 High Street, Des Moines, Iowa Upon arrival, please show proof of share ownership and photo identification at the registration desk. You do not need to attend the Annual Meeting to vote. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 13, 2011.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain

01 - Betsy J. Bernard	☐	☐	☐

02 - Jocelyn Carter-Miller	☐	☐	☐

03 - Gary E. Costley	☐	☐	☐

04 - Dennis H. Ferro	☐	☐	☐

B   Proposals

The Board of Directors recommends a vote FOR Proposals 2, 3, and 5 and every 3 YRS for Proposal 4.

	For	Against	Abstain

2. Annual election of Directors	☐	☐	☐

3. Advisory vote on executive compensation	☐	☐	☐

	3 Yrs	2 Yrs	1 Yr	Abstain

4. Advisory vote on the timing of future advisory votes on executive compensation	☐	☐	☐	☐

5. Ratification of independent auditors	☐	☐	☐

C   Change of Address

Change of Address — Please print new address below.

D   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1UPX

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Voting Instruction Card — Principal Financial Group, Inc.

By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field (“401(k)”), as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote in person or by proxy all shares credited to your account as of March 28, 2011, the record date, at the 2011 annual meeting of shareholders to be held on May 17, 2011 or at any adjournment or postponement thereof.

Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE SHADED BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 13, 2011.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA,  US territories & Canada any time on a touch tone  telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain

01 - Betsy J. Bernard	☐	☐	☐

02 - Jocelyn Carter-Miller	☐	☐	☐

03 - Gary E. Costley	☐	☐	☐

04 - Dennis H. Ferro	☐	☐	☐

B  Proposals

The Board of Directors recommends a vote FOR Proposals 2, 3, and 5 and every 3 YRS for Proposal 4.

	For	Against	Abstain

2. Annual election of Directors	☐	☐	☐

3. Advisory vote on executive compensation	☐	☐	☐

	3 Yrs	2 Yrs	1 Yr	Abstain

4. Advisory vote on the timing of future advisory votes on executive compensation	☐	☐	☐	☐

5. Ratification of independent auditors	☐	☐	☐

C   Change of Address

Change of Address — Please print new address below.

D   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give  full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1UPX

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Voting Instruction Card — Principal Financial Group, Inc.

By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portfolio Manager of The Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, in person or by proxy, all shares attributable to units credited to your plan account as of March 28, 2011, the record date, at the 2011 annual meeting of shareholders to be held on May 17, 2011 or at any adjournment or postponement thereof.

Indicate how your interests are to be voted by the Portfolio Manager by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.